ALEXANDRIA® | *Building the Future of Life-Changing Innovation™*

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Earnings Press Release and Supplemental Information

THIRD QUARTER ENDED SEPTEMBER 30, 2019

"This building is going to be more than steel and concrete. It's a lifesaving cure for my kids. It's amazing to think about what's going to happen in this building."

JENNIFER FERGUSON
Mother of two children with cystic fibrosis

3215 MERRYFIELD ROW
SAN DIEGO, CALIFORNIA

2019 2015 · 2016 · 2018 Nareit GOLD AWARD LARGE CAP EQUITY REIT COMMUNICATIONS AND REPORTING EXCELLENCE

Nareit 2017 Leader In The Light Award Highest Achievement In Sustainability Innovation MOST INNOVATIVE

LEED PLATINUM 2018 LEADERSHIP IN ENERGY & ENVIRONMENTAL DESIGN

GOVERNOR'S ENVIRONMENTAL & ECONOMIC LEADERSHIP AWARD geela CALIFORNIA

INTERNATIONAL WELL BUILDING INSTITUTE WELL GOLD 2017

GRESB ★★★★★ 2019 5 STAR RATING

fitwel Industry Leading Company BEST IN BUILDING HEALTH 2018

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019

CONFERENCE CALL INFORMATION:

Tuesday, October 29, 2019
3:00 p.m. Eastern Time
12:00 p.m. Pacific Time

(833) 366-1125 or
(412) 902-6738
Ask to join the conference call for
Alexandria Real Estate Equities, Inc.

CONTACT INFORMATION:

Alexandria Real Estate Equities, Inc. | (626) 578-0777

Joel S. Marcus
Executive Chairman & Founder

Stephen A. Richardson
Co-Chief Executive Officer

Sara M. Kabakoff
Assistant Vice President – Corporate Communications

Dean A. Shigenaga
Co-President &
Chief Financial Officer

Paula Schwartz
Managing Director – RX Communications Group
(917) 322-2216

ALEXANDRIA®
Building the Future of Life-Changing Innovation™

399

399 BINNEY STREET, CAMBRIDGE, GREATER BOSTON

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	i

Best-in-class, mission-driven urban office REIT focused on making a positive and lasting impact on the world

85%[(1)] of ARE's Top 20 Tenants' Annual Rental Revenue Is From Investment-Grade or Publicly Traded Large Cap Tenants

78%[(1)] of ARE's Annual Rental Revenue Is From Class A Properties in AAA Locations

2015 | 2016 | 2018 | 2019 Nareit Gold Award — Large Cap Equity REIT

FOUR-TIME GOLD WINNER

COMMUNICATIONS AND REPORTING EXCELLENCE

Best-in-Class Transparency, Quality, and Efficiency of Disclosures and Reporting

GRESB® ★★★★★ 2019

5 STAR RATING

A — DISCLOSURE SCORE 2018 | 2019

Green Star 2017 | 2018 | 2019

Unique Strategy and Operational Excellence Drive High-Quality Per-Share Growth of Funds From Operations, Dividends, and Net Asset Value

S&P 500® Investment-Grade REIT

– Moody's: Baa1 / Stable; S&P Global: BBB+ / Stable

High-Quality Long-Duration Cash Flows

– Class A properties in AAA locations
– Weighted-average remaining lease term for all tenants: 8.3 years

Internal Growth – Same Property Revenue and Net Operating Income Growth

– Favorable triple net lease structure with annual rent escalations
– Strong demand from innovative entities
– Limited supply of Class A space
– Significant rental rate growth on leasing activity and early renewals

External Growth – Development/Redevelopment of New Class A Properties

– Visible, multiyear, highly leased value-creation pipeline expected to generate significant incremental annual net operating income

Disciplined Allocation of Capital and Prudent Management of Balance Sheet

– Weighted-average remaining debt term: 10.7 years[(2)]

Unique Underwriting Expertise and Experience

– Prudent underwriting of innovative life science, technology, and agtech tenants and development of strategic relationships

Long-Tenured Executive Management Team With Deep Expertise, Experience, and Key Relationships in the Real Estate, Life Science, Technology, and AgTech Industries

Mission-Driven Company and a Leader in Environmental, Social, and Governance (ESG) Initiatives

– Focus on ESG efforts have benefited our tenants, employees, and communities, as well as enhanced value for our stockholders over the long term

(1)
Refer to the “Annual Rental Revenue,” “Class A Properties and AAA Locations,” and “Investment-Grade or Publicly Traded Large Cap Tenants” sections in “Definitions and Reconciliations” of our Supplemental Information for additional information. As of September 30, 2019, annual rental revenue solely from investment-grade tenants within our overall tenant base and within our top 20 tenants was 43% and 71%, respectively.

(2)	Refer to “Summary of Debt” in the “Key Credit Metrics” section of our Supplemental Information for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	ii

Table of Contents
September 30, 2019

EARNINGS PRESS RELEASE	Page		Page
Third Quarter Ended September 30, 2019, Financial and Operating Results	1	Earnings Call Information and About the Company	7
Acquisitions	4	Consolidated Statements of Operations	8
Sales of Partial Interests in Core Class A Properties	5	Consolidated Balance Sheets	9
Guidance	6	Funds From Operations and Funds From Operations per Share	10

SUPPLEMENTAL INFORMATION	Page		Page
Company Profile	13	External Growth / Investments in Real Estate
Investor Information	14	Investments in Real Estate	33
Sustainability Leadership and Commitment	15	New Class A Development and Redevelopment Properties:
Financial and Asset Base Highlights	16	Recent Deliveries	34
High-Quality, Diverse, and Innovative Tenants	18	Projected 4Q19–2020 Deliveries and Pre-Construction Projects	36
Class A Properties in AAA Locations	19	Summary of Pipeline	40
Occupancy	20	Construction Spending	43
Internal Growth		Joint Venture Financial Information	44
Key Operating Metrics	21	Balance Sheet Management
Same Property Performance	22	Investments	45
Leasing Activity	23	Key Credit Metrics	46
Contractual Lease Expirations	24	Summary of Debt	47
Top 20 Tenants	25	Definitions and Reconciliations
Summary of Properties and Occupancy	26	Definitions and Reconciliations	50
Property Listing	27

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Please refer to page 7 of this Earnings Press Release and our Supplemental Information for further information.

This document is not an offer to sell or a solicitation to buy securities of Alexandria Real Estate Equities, Inc. Any offers to sell or solicitations to buy our securities shall be made only by means of a prospectus approved for that purpose. Unless otherwise indicated, the “Company,” “Alexandria,” “ARE,” “we,” “us,” and “our” refer to Alexandria Real Estate Equities, Inc. and our consolidated subsidiaries.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	iii

Alexandria Real Estate Equities, Inc.
Reports:
3Q19 Revenues of $390.5 Million, Up 14.2% Over 3Q18;
3Q19 Net Loss per Share – Diluted of $(0.44);
3Q19 FFO per Share – Diluted, As Adjusted, of $1.75; and
Operational Excellence and Growing Dividends

PASADENA, Calif. – October 28, 2019 – Alexandria Real Estate Equities, Inc. (NYSE:ARE)
announced financial and operating results for the third quarter ended September 30, 2019.

Key highlights			YTD
Operating results	3Q19	3Q18	3Q19	3Q18
Total revenues:
In millions	$390.5	$341.8	$1,123.2	$987.0
Growth	14.2%		13.8%

Net (loss) income attributable to Alexandria’s common stockholders – diluted:
In millions	$(49.8)	$210.2	$150.4	$394.1
Per share	$(0.44)	$1.99	$1.35	$3.85

Funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted:
In millions	$197.1	$173.6	$579.6	$504.0
Per share	$1.75	$1.66	$5.19	$4.92

Net loss for 3Q19 relates primarily to the loss on early extinguishment of debt and unrealized losses on non-real estate investments. Refer to “Key Items Included in Operating Results” on the next page for additional information.

Mercer Mega Block in Seattle: 800,000 RSF premier multi-use campus in Lake Union
In September 2019, we were selected by the City of Seattle to develop an approximately 800,000 RSF premier multi-use campus at Mercer Mega Block in Seattle’s Lake Union submarket. Along with our existing nearly 806,000 RSF in value-creation opportunities, the future development of this community-centric, amenity-driven, mixed-use innovation campus will strategically provide a pipeline of high quality buildings to address demand in the vibrant Lake Union submarket. We expect to complete this acquisition in 2020.

88 Bluxome Street is the first and only project to win full approval in Central SoMa
In July 2019, we, along with TMG Partners, won full project approval to develop a 1.1 million RSF mixed-use campus at 88 Bluxome Street in Central SoMa. Anchored by a 490,000 RSF lease with Pinterest, Inc., the future development, which is the first and only project in Central SoMa to receive full approval and 100% of its Prop M allocation from the San Francisco Planning Commission, is nearly 60% pre-leased. Construction is expected to commence in 2020.

A REIT industry-leading, high-quality tenant roster

•	53% of annual rental revenue from investment-grade or publicly traded large cap tenants.

•	Weighted-average remaining lease term of 8.3 years.

Strong internal growth

•	Continued strong internal growth; vacancy in recently acquired properties provide opportunity to increase income from rentals and net operating income.

•	Net operating income (cash basis) of $963.5 million for 3Q19 annualized, up $96.4 million, or 11.1%, compared to 3Q18 annualized

•	Same property net operating income growth:

•	2019 guidance ranges of 1.5% to 3.5%, an increase of 0.5% at the midpoint, and 6.0% to 8.0% (cash basis), reflect our expectation of solid full-year performance.

•	2.5% and 5.7% (cash basis) for 3Q19, compared to 3Q18

•	3.3% and 8.1% (cash basis) for YTD 3Q19, compared to YTD 3Q18

•	Continued strong leasing activity and rental rate growth over expiring rates on renewed and re-leased space:

	3Q19	YTD 3Q19
Total leasing activity – RSF	1,241,677	3,310,598
Lease renewals and re-leasing of space:
RSF (included in total leasing activity above)	758,113	1,855,458
Rental rate increases	27.9%	30.6%
Rental rate increases (cash basis)	11.2%	16.2%

Strong external growth; disciplined allocation of capital to visible, highly leased value-creation pipeline

•	Since the beginning of 4Q18, we have placed into service 2.5 million RSF of development and redevelopment projects, including 1.3 million RSF in 3Q19.

•
Significant near-term growth of annual net operating income (cash basis), including our share of unconsolidated real estate joint ventures, of $70 million upon the burn-off of initial free rent on recently delivered projects.

•	We commenced development and redevelopment projects aggregating 1.8 million RSF during YTD 3Q19, including three projects aggregating 447,998 RSF in 3Q19.

•	During YTD 3Q19, we leased 1.2 million RSF of development and redevelopment space.

Opportunistic senior notes payable issuances and refinancing of near-term maturities
During 3Q19, we opportunistically issued $1.9 billion of unsecured senior notes payable, with a weighted-average interest rate of 3.52% and maturity of 18.5 years. Proceeds were used primarily to refinance $1.7 billion of unsecured senior debt. As of September 30, 2019, our weighted average remaining term on outstanding debt is 10.7 years, with no debt maturing until 2023.

Sale of partial interests in three core Class A properties
During 3Q19, we completed the sales of partial interests in three properties for an aggregate sales price of $462.2 million and received aggregate consideration in excess of book value of approximately $180.2 million, representing a weighted-average cash capitalization rate of 4.6%. We retained control over each of these newly formed joint ventures, and therefore, we consolidate these properties. For consolidated joint ventures, we account for the difference between the consideration received and the book value of the interest sold as an equity transaction, with no gain or loss recognized in earnings.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	1

Third Quarter Ended September 30, 2019, Financial and Operating Results (continued)
September 30, 2019

Continued growth in common stock dividend
Common stock dividend declared for 3Q19 of $1.00 per common share, aggregating $3.94 per common share for the twelve months ended September 30, 2019, up 28 cents, or 8%, over the twelve months ended September 30, 2018; continuation of our strategy to share growth in cash flows from operating activities with our stockholders while also retaining a significant portion for reinvestment.

1165 Eastlake Avenue East fully leased long-term by Adaptive Biotechnologies Corporation
In August 2019, we signed a 12-year, full-building lease with Adaptive Biotechnologies Corporation at 1165 Eastlake Avenue East to be its new headquarters. This amenity-rich, sustainable 100,086 RSF office/laboratory development is located within the prominent Eastlake Life Science Campus in the heart of our Lake Union life science cluster in Seattle.

Key items included in operating results

Key items included in net (loss) income attributable to Alexandria’s common stockholders:
					YTD
(In millions, except per share amounts)	3Q19	3Q18	3Q19	3Q18	3Q19	3Q18	3Q19	3Q18
	Amount		Per Share – Diluted		Amount		Per Share – Diluted
(Losses) gains on non-real estate investments(1):
Unrealized	$(70.0)	$117.2	$(0.62)	$1.11	$13.2	$194.5	$0.12	$1.90
Realized	—	—	—	—	—	8.3	—	0.08
Gain on sales of real estate	—	35.7	—	0.34	—	35.7	—	0.35
Impairment of:
Real estate	—	—	—	—	—	(6.3)	—	(0.06)
Non-real estate investments(1)	(7.1)	—	(0.06)	—	(7.1)	—	(0.06)	—
Early extinguishment of debt:
Loss	(40.2)	(1.1)	(0.36)	(0.01)	(47.6)	(1.1)	(0.43)	(0.01)
Our share of gain	—	0.8	—	0.01	—	0.8	—	0.01
Loss on early termination of interest rate hedge agreements	(1.7)	—	(0.02)	—	(1.7)	—	(0.02)	—
Preferred stock redemption charge	—	—	—	—	(2.6)	—	(0.02)	—
Allocation to unvested restricted stock awards	—	(2.4)	—	(0.02)	—	(3.4)	—	(0.03)
Total	$(119.0)	$150.2	$(1.06)	$1.43	$(45.8)	$228.5	$(0.41)	$2.23

Weighted-average shares of common stock outstanding for calculation of earnings per share – diluted			112.1	105.4			111.7	102.4
(1) Refer to “Investments” on page 45 of our Supplemental Information for additional information.

Completed acquisitions
During 3Q19, we completed the acquisitions of 11 properties for an aggregate purchase price of $459.2 million. These acquisitions include future development and redevelopment opportunities, aggregating 537,850 RSF, strategically located across multiple markets, and operating properties aggregating 546,389 RSF, of which 111,080 RSF are existing vacant space that we anticipate to lease-up in the future.

Core operating metrics as of or for the quarter ended September 30, 2019
High-quality revenues and cash flows, and operational excellence

Percentage of annual rental revenue in effect from:
Investment-grade or publicly traded large cap tenants	53%
Class A properties in AAA locations	78%
Occupancy of operating properties in North America	96.6%	(1)
Operating margin	70%
Adjusted EBITDA margin	68%
Weighted-average remaining lease term:
All tenants	8.3	years
Top 20 tenants	11.8	years

(1)
Decline of 0.8% from 97.4% for our overall occupancy at 2Q19 reflects: (i) 111,080 RSF, or 0.4% of existing vacancy, at properties recently acquired in 3Q19 which we anticipate leasing up in the future; and (ii) 116,556 RSF, or 0.5% vacancy, that became vacant as expected during 3Q19 at 3545 Cray Court related to downtime for renovation of the property. During 3Q19, we executed a lease for 64,108 RSF at 3545 Cray Court, or 55% of the property, that is expected to commence in 3Q20, upon completion of the renovations.

Refer to the previous page for information on our total revenues, net operating income, same property net operating income growth, rental rate growth, and leasing activity.

Balance sheet management
Key metrics as of September 30, 2019
•$17.5 billion of total equity capitalization

•	$24.3 billion of total market capitalization

•	$3.5 billion of liquidity

•	95% of net operating income is unencumbered

	3Q19		Goal
	Quarter	Trailing 12	4Q19
	Annualized	Months	Annualized
Net debt to Adjusted EBITDA	5.8x	6.1x	Less than or equal to 5.3x
Fixed-charge coverage ratio	3.9x	4.1x	Greater than 4.0x

Value-creation pipeline as a percentage of gross investments in real estate	3Q19	Percentage Leased/Negotiating
New Class A development and redevelopment projects:
Undergoing construction with initial occupancy targeted for 4Q19 and 2020 and our pre-leased pre-construction project at 88 Bluxome Street	7%	64%
Undergoing pre-construction, marketing, and future value-creation projects	5%	N/A

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	2

Third Quarter Ended September 30, 2019, Financial and Operating Results (continued)
September 30, 2019

Key capital events

•	During 3Q19, we had the following sales of partial interests in two core Class A properties:

(Dollars in millions, except per RSF amounts)			Partial Interest
				Sales Price			Capitalization Rate (Cash)
Property	Submarket	RSF	Sold	Total	Per RSF
5200 Illumina Way	University Town Center	792,687	49%	$286.7	$681	(1)	4.7%
500 Forbes Boulevard	South San Francisco	155,685	90%	139.5	996		4.4
		948,372		$426.2	$733		4.6%

(1) Represents $264.6 million, or $681 per RSF, for the operating buildings and $22.1 million, or $100 per RSF, for the developable land parcel. This transaction values 100% of the campus at $585.2 million and represents a value in excess of book basis aggregating $269.1 million.

•	During 3Q19, our issuances and repayments of debt included the following:

(Dollars in millions)	Date	Effective Interest Rate	Maturity Date	Principal Amount	Annual Interest Expense
Issuances
Unsecured senior notes payable	Sept	2.87%	12/15/29	$400	$12
Unsecured senior notes payable	July	3.48%	8/15/31	750	26
Unsecured senior notes payable	July	4.09%	2/1/50	500	20
Unsecured senior notes payable	Sept	3.51%	2/1/50	200	7
Weighted-average/total		3.52%	18.5 years	1,850	65

Repayments of debt
Unsecured senior notes payable	July/Aug	2.96%	1/15/20	400	12
Unsecured senior notes payable	July/Aug	4.75%	4/1/22	550	26
Unsecured senior bank term loan	July/Sept	3.62%	1/2/25	350	13
Unsecured senior line of credit	Sept	3.14%	1/28/24	360	11
Weighted-average/total		3.73%	2.9 years	1,660	$62
Proceeds held in cash				$190

•
As a result of our debt refinancing, we recognized losses on early extinguishment of debt and losses on early terminations of interest rate hedge agreements of $40.2 million and $1.7 million, respectively.

•
During 2019, equity issuances included 602,484 shares of common stock issued in 2Q19 under our ATM program for net proceeds of $86.1 million and 1.1 million shares issued during 3Q19 to settle forward equity sales agreements for net proceeds of $150.1 million. As of September 30, 2019, 7.0 million shares remain unsettled under forward equity sales agreements, for which we expect to receive proceeds of $979.2 million.

•
In September 2019, we established a commercial paper program that has the ability to issue up to $750.0 million of commercial notes with a maximum maturity of 397 days from the date of issue. Our commercial paper program is backed by our $2.2 billion unsecured senior line of credit, and any outstanding balance on our commercial paper program will reduce the borrowing capacity under our unsecured senior line of credit. Borrowings under the program will be used to fund short-term capital needs. As of September 30, 2019, we had no outstanding borrowings under our commercial paper program.

Investments
We carry our investments in publicly traded companies and certain privately held entities at fair value. During 3Q19, we had investment losses of $63.1 million, comprising $14.1 million in realized gains, $7.1 million in impairments related to three privately held non-real estate investments, and $70.0 million in unrealized losses.

Corporate responsibility, industry leadership, and strategic initiatives

•
In September 2019, we achieved the following in the 2019 Global Real Estate Sustainability Benchmark (“GRESB”) Real Estate Assessment: (i) GRESB 5 Star Rating (out of 5 stars), (ii) our third consecutive “Green Star” designation, and (iii) our second consecutive “A” disclosure score.

•
In October 2019, we accepted the 2019 Developer of the Year Award from NAIOP, the Commercial Real Estate Development Association. This award annually honors the development company that best exemplifies leadership and innovation as demonstrated by the outstanding quality of projects and services, financial consistency and stability, ability to adapt to market conditions, and support for the local community.

Subsequent events

•
In October 2019, we elected to convert the remaining 2.3 million outstanding shares of our 7.00% Series D cumulative convertible preferred stock (“Series D Convertible Preferred Stock”) into shares of our common stock. The Series D Convertible Preferred Stock became eligible for mandatory conversion at our discretion upon our common stock price exceeding $149.46 per share for the specified period of time required to cause the mandatory conversion. We converted the 7.00% Series D Convertible Preferred Stock into 578 thousand shares of common stock. This conversion was accounted for as an equity transaction, and we did not recognize a gain or loss.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	3

Acquisitions
September 30, 2019
(Dollars in thousands)

Property	Submarket/Market	Date of Purchase	Number of Properties	Operating Occupancy		Square Footage				Purchase Price
						Future Development	Active Redevelopment	Operating With Future Development/ Redevelopment	Operating

Completed 1H19	Various	1H19	13	98%		805,400	—	187,764	334,933	$744,450	(1)

Completed 3Q19:
945 Market Street (99.5% interest in consolidated JV)	Mission Bay/SoMa/San Francisco	7/31/19	1	N/A		—	255,765	—	—	179,000	(2)
4224/4242 Campus Point Court and 10210 Campus Point Drive (55% interest in consolidated JV)	University Town Center/San Diego	7/9/19	3	83%	(3)	—	—	—	314,103	140,250
25, 35, and 45 West Watkins Mill Road	Gaithersburg/Maryland	8/21/19	3	87%		—	—	—	138,938	51,130
3160 Porter Drive	Greater Stanford/San Francisco	8/12/19	1	N/A		—	92,147	—	—	26,000	(2)
47-50 30th Street	New York City/ New York City	7/10/19	—	N/A		135,938	—	—	—	25,000	(2)
Other	Various	3Q19	3	37%		54,000	—	58,814	34,534	37,850	(2)
Completed YTD 3Q19			24	87%		995,338	347,912	246,578	822,508	1,203,680

4Q19:
Pending	San Diego	4Q19	Various	76%		700,000	—	—	560,000	122,500	(2), (4)
Additional targeted acquisitions	Various	4Q19								223,820
2019 acquisitions			24	83%		1,695,338	347,912	246,578	1,382,508	$1,550,000	(5)

Identified for 2020:
Pending	San Francisco Bay Area	2020	1	100%		—	—	—	138,000	$157,500	(4)
Pending	San Francisco Bay Area	2020	—	N/A		700,000	—	—	—	120,000	(2)
Mercer Mega Block	Lake Union/Seattle	2020	—	N/A		800,000	—	—	—	143,000	(2)
			1	100%		1,500,000	—	—	138,000	$420,500
						3,195,338	347,912	246,578	1,520,508

(1)	Refer to our second quarter ended June 30, 2019, Earnings Press Release and Supplemental Information filed on July 29, 2019, for transactions and related yield information.

(2)	We expect to provide total estimated costs and related yields in the future, subsequent to the commencement of development or redevelopment.

(3)
The property is currently 83% occupied, and a lease for 32,537 RSF will commence in 4Q19 upon completion of renovations, which will increase occupancy to 94%. The remaining 6% of the property is under negotiation and expected to be occupied by 4Q19. We expect to achieve unlevered yields of 6.9% and 6.0% on initial stabilized and initial stabilized (cash) bases, respectively.

(4)	We expect to provide yields for operating properties subsequent to closing the acquisition.

(5)	Represents midpoint of 2019 acquisitions guidance range of $1.5 billion to $1.6 billion.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	4

Sales of Partial Interests in Core Class A Properties
September 30, 2019
(Dollars in thousands, except per RSF amounts)

				Square Footage			Capitalization Rate (Cash Basis)(1)			Consideration in Excess of Book Value(2)
Property	Submarket/Market	Date of Sale	Interest Sold	Operating	Future Development	Capitalization Rate(1)		Sales Price	Sales Price per RSF
Sales of noncontrolling partial interests in core Class A properties:
75/125 Binney Street	Cambridge/Greater Boston	2/13/19	60%	388,270	N/A	4.2%	4.3%	$438,000	$1,880	$202,246
10260 Campus Point Drive and 4161 Campus Point Court	University Town Center/San Diego	7/26/19	45%	(3)	(3)	(3)	(3)	36,000	N/A	N/A
500 Forbes Boulevard	South San Francisco/ San Francisco	8/1/19	90%	155,685	N/A	4.2%	4.4%	139,500	$996	$48,385
5200 Illumina Way	University Town Center/San Diego	8/21/19	49%	792,687	451,832	5.7%	4.7%	286,747	N/A	$131,864	(4)
								$900,247

2019 guidance								$925,000

(1)	Capitalization rates are calculated based upon net operating income and net operating income (cash basis), annualized for the quarter preceding the date on which the property is sold.

(2)
We retained control over each of these newly formed joint ventures, and therefore, we consolidate these properties. For consolidated joint ventures, we account for the difference between the consideration received and the book value of the interest sold as an equity transaction, with no gain or loss recognized in earnings.

(3)
In December 2018, we acquired two buildings adjacent to our Campus Pointe by Alexandria campus aggregating 269,048 RSF, comprising 109,164 RSF at 10260 Campus Point Drive and 159,884 RSF at 4161 Campus Point Court for a total purchase price of $80.0 million. Refer to our first quarter ended March 31, 2019, Earnings Press Release and Supplemental Information filed on April 29, 2019, for more information. In July 2019, as had been contemplated at the time of the original acquisition, we completed the formation of this joint venture through the sale of a 45% noncontrolling interest to an institutional investor.

(4)	This transaction values 100% of the campus at $585.2 million and represents a value in excess of book basis aggregating $269.1 million.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	5

Guidance
September 30, 2019
(Dollars in millions, except per share amounts)

The following updated guidance is based on our current view of existing market conditions and assumptions for the year ending December 31, 2019. There can be no assurance that actual amounts will not be materially higher or lower than these expectations. Refer to our discussion of “forward-looking statements” on page 7 of this Earnings Press Release for additional information.

Summary of Key Changes in Guidance	Guidance		Summary of Key Changes in Key Credit Metric and Key Sources and Uses of Capital Guidance	Guidance/Guidance Midpoint
	As of 10/28/19	As of 7/29/19		As of 10/28/19	As of 7/29/19
EPS, FFO per share, and FFO per share, as adjusted	See updates below		Net debt and preferred stock to Adjusted EBITDA – 4Q19 annualized	Less than or equal to 5.3x	Less than or equal to 5.4x
Occupancy percentage in North America as of December 31, 2019	96.7% to 97.3%	97.2% to 97.8%
Rental rate increases on lease renewals and re-leasing of space	28.0% to 31.0%	27.0% to 30.0%	Real estate dispositions and partial interest sales	$925	$870
Same property net operating income increases	1.5% to 3.5%	1.0% to 3.0%	Issuance of unsecured senior notes payable	$2,700	$2,100
Straight-line rent revenue	$99 to $109	$95 to $105	Repayments of unsecured senior bank term loan	$(350)	$(175)
Interest expense	$172 to $182	$167 to $177	Debt capital proceeds held in cash	$190	$—

Projected Earnings per Share and Funds From Operations per Share Attributable to Alexandria’s Common Stockholders – Diluted, as Adjusted
	As of 10/28/19	As of 7/29/19
Earnings per share(2)	$1.83 to $1.85	$2.39 to $2.47
Depreciation and amortization	4.75	4.85
Allocation to unvested restricted stock awards	(0.05)	(0.05)
Funds from operations per share(3)	$6.53 to $6.55	$7.19 to $7.27
Unrealized gains on non-real estate investment(2)	(0.12)	(0.75)
Impairment of non-real estate investments	0.06	—
Loss on early extinguishment of debt(4)	0.43	0.45
Loss on early termination of interest rate hedge agreements(4)	0.02	—
Preferred stock redemption charge	0.02	0.02
Allocation to unvested restricted stock awards	0.01	0.01
Funds from operations per share, as adjusted(5)	$6.95 to $6.97	$6.92 to $7.00
Midpoint	$6.96	$6.96

Key Assumptions	Low	High
Occupancy percentage in North America as of December 31, 2019(7)	96.7%	97.3%
Lease renewals and re-leasing of space:
Rental rate increases(5)	28.0%	31.0%
Rental rate increases (cash basis)	14.0%	17.0%
Same property performance:
Net operating income increase(5)	1.5%	3.5%
Net operating income increase (cash basis)	6.0%	8.0%
Straight-line rent revenue(5)	$99	$109	(8)
General and administrative expenses	$108	$113
Capitalization of interest	$79	$89
Interest expense(4)(9)	$172	$182

Key Credit Metrics	2019 Guidance

Net debt to Adjusted EBITDA – 4Q19 annualized	Less than or equal to 5.3x
Net debt and preferred stock to Adjusted EBITDA – 4Q19 annualized(1)	Less than or equal to 5.3x
Fixed-charge coverage ratio – 4Q19 annualized	Greater than 4.0x
Value-creation pipeline as a percentage of gross real estate as of December 31, 2019	Less than 15%

Key Sources and Uses of Capital (in millions)	Range		Midpoint	Certain Completed Items
Sources of capital:
Net cash provided by operating activities after dividends	$170	$210	$190
Incremental debt	695	755	725	See below
Real estate dispositions and partial interest sales	925	925	925	$900	(4)
Common equity	1,150	1,250	1,200	$1,215	(6)
Total sources of capital	$2,940	$3,140	$3,040
Uses of capital:
Construction	$1,250	$1,350	$1,300
Acquisitions	1,500	1,600	1,550	(4)
Debt capital proceeds held in cash	190	190	190
Total uses of capital	$2,940	$3,140	$3,040
Incremental debt (included above):
Issuance of unsecured senior notes payable	$2,700	$2,700	$2,700	$2,700	(4)
Assumption of secured note payable	28	28	28	$28
Repayments of unsecured senior notes payable	(950)	(950)	(950)	$(950)	(4)
Repayments of secured notes payable	(310)	(320)	(315)	$(300)
Repayments of unsecured senior bank term loan	(350)	(350)	(350)	$(350)	(4)
$2.2 billion unsecured senior line of credit/other	(423)	(353)	(388)
Incremental debt	$695	$755	$725

(1)	In October 2019, we completed the conversion of all 2.3 million outstanding shares of our Series D Convertible Preferred Stock into shares of our common stock.

(2)	Excludes future unrealized gains or losses after September 30, 2019, that are required to be recognized in earnings and are excluded from funds from operations per share, as adjusted.

(3)
Refer to the “Funds From Operations and Funds From Operations, As Adjusted, Attributable to Alexandria’s Common Stockholders” section in “Definitions and Reconciliations” of our Supplemental Information for additional information.

(4)	Refer to this Earnings Press Release for additional information.

(5)
The midpoint for rental rate increases was up 1% in 3Q19, and up 3% in aggregate since our initial guidance on November 28, 2018. These cumulative adjustments resulted in upward pressure on the midpoints for same property net operating income and straight-line rent revenue, resulting in increases to both midpoints by 0.5% and $4 million, respectively. Additionally, since our initial guidance for 2019, the midpoint for FFO per share, as adjusted, increased by one cent.

(6)
Includes 602,484 shares of common stock issued in 2Q19 under our ATM program for net proceeds of $86.1 million and 1.1 million shares issued during 3Q19 to settle forward equity sales agreements for net proceeds of $150.1 million. As of September 30, 2019, 7.0 million shares remain unsettled under forward equity sales agreements, for which we expect to receive proceeds of $979.2 million.

(7)
The 1.0% reduction in occupancy guidance is attributable to vacancy aggregating 253,077 RSF representing lease-up opportunities at two acquisitions completed in 3Q19 and one pending acquisition expected to close in 4Q19.

(8)
Approximately 45% of straight-line rent revenue represents initial free rent on recently delivered and expected 2019 deliveries of new Class A properties from our development and redevelopment pipeline.

(9)
Increase in interest expense guidance by $5M primarily due to the $190M in excess proceeds from our issuances of unsecured senior notes payable in 3Q19, and the $1.7 million loss on early termination of interest rate hedge agreements.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	6

Earnings Call Information and About the Company
September 30, 2019

We will host a conference call on Tuesday, October 29, 2019, at 3:00 p.m. Eastern Time (“ET”)/noon Pacific Time (“PT”), which is open to the general public to discuss our financial and operating results for the third quarter ended September 30, 2019. To participate in this conference call, dial (833) 366-1125 or (412) 902-6738 shortly before 3:00 p.m. ET/noon PT and ask the operator to join the call for Alexandria Real Estate Equities, Inc. The audio webcast can be accessed at www.are.com in the “For Investors” section. A replay of the call will be available for a limited time from 5:00 p.m. ET/2:00 p.m. PT on Tuesday, October 29, 2019. The replay number is (877) 344-7529 or (412) 317-0088, and the access code is 10134312.

Additionally, a copy of this Earnings Press Release and Supplemental Information for the third quarter ended September 30, 2019, is available in the “For Investors” section of our website at www.are.com or by following this link: http://www.are.com/fs/2019q3.pdf.

For any questions, please contact Joel S. Marcus, executive chairman and founder; Stephen A. Richardson, co-chief executive officer; Peter M. Moglia, co-chief executive officer and co-chief investment officer; Dean A. Shigenaga, co-president and chief financial officer; Sara M. Kabakoff, assistant vice president – corporate communications, at (626) 578-0777, or Paula Schwartz, managing director – Rx Communications Group, at (917) 322-2216.

About the Company

Alexandria Real Estate Equities, Inc. (NYSE:ARE), an S&P 500® urban office real estate investment trust (“REIT”), is the first and longest-tenured owner, operator, and developer uniquely focused on collaborative life science, technology, and agtech campuses in AAA innovation cluster locations, with a total market capitalization of $24.3 billion as of September 30, 2019, and an asset base in North America of 38.5 million square feet (“SF”) as of October 28, 2019, including pending acquisitions. The asset base in North America includes 26.1 million RSF of operating properties and 2.5 million RSF of Class A properties undergoing construction or pre-construction, with projected initial occupancy in 4Q19-2020, 4.9 million RSF of intermediate-term Class A properties undergoing or nearing pre-construction, and 5.0 million SF of future development projects. Founded in 1994, Alexandria pioneered this niche and has since established a significant market presence in key locations, including Greater Boston, San Francisco, New York City, San Diego, Seattle, Maryland, and Research Triangle. Alexandria has a longstanding and proven track record of developing Class A properties clustered in urban life science, technology, and agtech campuses that provide our innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Alexandria also provides strategic capital to transformative life science, technology, and agtech companies through our venture capital arm. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria, please visit www.are.com.

***********

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements regarding our 2019 earnings per share attributable to Alexandria’s common stockholders – diluted, 2019 funds from operations per share attributable to Alexandria’s common stockholders – diluted, net operating income, and our projected sources and uses of capital. You can identify the forward-looking statements by their use of forward-looking words, such as “forecast,” “guidance,” “goals,” “projects,” “estimates,” “anticipates,” “believes,” “expects,” “intends,” “may,” “plans,” “seeks,” “should,” or “will,” or the negative of those words or similar words. These forward-looking statements are based on our current expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events. There can be no assurance that actual results will not be materially higher or lower than these expectations. These statements are subject to risks, uncertainties, assumptions, and other important factors that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities, increased interest rates and operating costs, adverse economic or real estate developments in our markets, our failure to successfully place into service and lease any properties undergoing development or redevelopment and our existing space held for future development or redevelopment (including new properties acquired for that purpose), our failure to successfully operate or lease acquired properties, decreased rental rates, increased vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by tenants, adverse general and local economic conditions, an unfavorable capital market environment, decreased leasing activity or lease renewals, and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission (“SEC”). Accordingly, you are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are made as of the date of this Earnings Press Release, and unless otherwise stated, we assume no obligation to update this information and expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

Alexandria®, Lighthouse Design® logo, Building the Future of Life-Changing Innovation™, LaunchLabs®, Alexandria Center®, Alexandria Technology Square®, Alexandria Summit®, Alexandria Technology Center®, Alexandria Innovation Center®, and GradLabs™ are trademarks of Alexandria Real Estate Equities, Inc. All other company names, trademarks, and logos referenced herein are the property of their respective owners.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	7

Consolidated Statements of Operations
September 30, 2019
(Dollars in thousands, except per share amounts)

	Three Months Ended						Nine Months Ended
	9/30/19		6/30/19	3/31/19	12/31/18	9/30/18	9/30/19	9/30/18
Revenues:
Income from rentals(1)	$385,776		$371,618	$354,749	$337,785	$336,547	$1,112,143	$976,996
Other income	4,708		2,238	4,093	2,678	5,276	11,039	10,000
Total revenues	390,484		373,856	358,842	340,463	341,823	1,123,182	986,996

Expenses:
Rental operations	116,450		105,689	101,501	97,682	99,759	323,640	283,438
General and administrative	27,930		26,434	24,677	22,385	22,660	79,041	68,020
Interest	46,203	(2)	42,879	39,100	40,239	42,244	128,182	117,256
Depreciation and amortization	135,570		134,437	134,087	124,990	119,600	404,094	352,671
Impairment of real estate	—		—	—	—	—	—	6,311
Loss on early extinguishment of debt	40,209	(3)	—	7,361	—	1,122	47,570	1,122
Total expenses	366,362		309,439	306,726	285,296	285,385	982,527	828,818

Equity in earnings of unconsolidated real estate joint ventures	2,951		1,262	1,146	1,029	40,718	5,359	42,952
Investment (loss) income	(63,076)	(4)	21,500	83,556	(83,531)	122,203	41,980	220,294
Gain on sales of real estate	—		—	—	8,704	—	—	—
Net (loss) income	(36,003)		87,179	136,818	(18,631)	219,359	187,994	421,424
Net income attributable to noncontrolling interests	(11,199)		(8,412)	(7,659)	(6,053)	(5,723)	(27,270)	(17,428)
Net (loss) income attributable to Alexandria Real Estate Equities, Inc.’s stockholders	(47,202)		78,767	129,159	(24,684)	213,636	160,724	403,996
Dividends on preferred stock	(1,173)		(1,005)	(1,026)	(1,155)	(1,301)	(3,204)	(3,905)
Preferred stock redemption charge	—		—	(2,580)	(4,240)	—	(2,580)	—
Net income attributable to unvested restricted stock awards	(1,398)		(1,432)	(1,955)	(1,661)	(3,395)	(4,532)	(6,010)
Net (loss) income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$(49,773)		$76,330	$123,598	$(31,740)	$208,940	$150,408	$394,081

Net (loss) income per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders:
Basic	$(0.44)		$0.68	$1.11	$(0.30)	$2.01	$1.35	$3.86
Diluted	$(0.44)		$0.68	$1.11	$(0.30)	$1.99	$1.35	$3.85

Weighted-average shares of common stock outstanding:
Basic	112,120		111,433	111,054	106,033	104,179	111,540	101,991
Diluted	112,120		111,501	111,054	106,033	105,385	111,712	102,354

Dividends declared per share of common stock	$1.00		$1.00	$0.97	$0.97	$0.93	$2.97	$2.76

(1)
Upon the adoption of new lease accounting standards on January 1, 2019, rental revenues and tenant recoveries are aggregated within income from rentals. Prior periods have been reclassified to conform to new standards. Refer to “Financial and Asset Base Highlights” and the “Lease Accounting” and “Tenant Recoveries” sections in “Definitions and Reconciliations” of our Supplemental Information for additional information.

(2)	Includes $1.7 million related to the early termination of our interest rate hedge agreements, recognized in conjunction with the early repayment of our unsecured senior bank term loan.

(3)
Related to the opportunistic refinancing of our unsecured senior notes payable due 2020 and 2022 and the early repayment of our unsecured senior bank term loan. Refer to page 3 in this Earnings Press Release for additional information.

(4)	Refer to “Investments” of our Supplemental Information for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	8

Consolidated Balance Sheets
September 30, 2019
(In thousands)

	9/30/19	6/30/19	3/31/19	12/31/18	9/30/18
Assets
Investments in real estate	$13,618,280	$12,872,824	$12,410,350	$11,913,693	$11,587,312
Investments in unconsolidated real estate joint ventures	340,190	334,162	290,405	237,507	197,970
Cash and cash equivalents	410,675	198,909	261,372	234,181	204,181
Restricted cash	42,295	39,316	54,433	37,949	29,699
Tenant receivables	10,668	9,228	9,645	9,798	11,041
Deferred rent	615,817	585,082	558,103	530,237	511,680
Deferred leasing costs	252,772	247,468	241,268	239,070	238,295
Investments	990,454	1,057,854	1,000,904	892,264	957,356
Other assets	777,003	694,627	653,726	370,257	368,032
Total assets	$17,058,154	$16,039,470	$15,480,206	$14,464,956	$14,105,566

Liabilities, Noncontrolling Interests, and Equity
Secured notes payable	$351,852	$354,186	$356,461	$630,547	$632,792
Unsecured senior notes payable	6,042,831	5,140,914	5,139,500	4,292,293	4,290,906
Unsecured senior line of credit	343,000	514,000	—	208,000	413,000
Unsecured senior bank term loan	—	347,105	347,542	347,415	347,306
Accounts payable, accrued expenses, and other liabilities	1,241,276	1,157,417	1,171,377	981,707	907,094
Dividends payable	115,575	114,379	110,412	110,280	101,084
Total liabilities	8,094,534	7,628,001	7,125,292	6,570,242	6,692,182

Commitments and contingencies

Redeemable noncontrolling interests	12,099	10,994	10,889	10,786	10,771

Alexandria Real Estate Equities, Inc.’s stockholders’ equity:
7.00% Series D cumulative convertible preferred stock	57,461	57,461	57,461	64,336	74,386
Common stock	1,132	1,120	1,112	1,110	1,058
Additional paid-in capital	7,743,188	7,581,573	7,518,716	7,286,954	6,801,150
Accumulated other comprehensive loss	(11,549)	(11,134)	(10,712)	(10,435)	(3,811)
Alexandria Real Estate Equities, Inc.’s stockholders’ equity	7,790,232	7,629,020	7,566,577	7,341,965	6,872,783
Noncontrolling interests	1,161,289	771,455	777,448	541,963	529,830
Total equity	8,951,521	8,400,475	8,344,025	7,883,928	7,402,613
Total liabilities, noncontrolling interests, and equity	$17,058,154	$16,039,470	$15,480,206	$14,464,956	$14,105,566

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	9

Funds From Operations and Funds From Operations per Share
September 30, 2019
(In thousands)

The following table presents a reconciliation of net (loss) income attributable to Alexandria’s common stockholders, the most directly comparable financial measure presented in accordance with generally accepted accounting principles (“GAAP”), including our share of amounts from consolidated and unconsolidated real estate joint ventures, to funds from operations attributable to Alexandria’s common stockholders – diluted, and funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted, for the periods below:

	Three Months Ended						Nine Months Ended
	9/30/19		6/30/19	3/31/19	12/31/18	9/30/18	9/30/19	9/30/18
Net (loss) income attributable to Alexandria’s common stockholders – basic	$(49,773)		$76,330	$123,598	$(31,740)	$208,940	$150,408	$394,081
Assumed conversion of 7.00% Series D cumulative convertible preferred stock(1)	—		—	—	—	1,301	—	—
Net (loss) income attributable to Alexandria’s common stockholders – diluted	(49,773)		76,330	123,598	(31,740)	210,241	150,408	394,081
Depreciation and amortization	135,570		134,437	134,087	124,990	119,600	404,094	352,671
Noncontrolling share of depreciation and amortization from consolidated real estate JVs	(8,621)		(6,744)	(5,419)	(4,252)	(4,044)	(20,784)	(11,825)
Our share of depreciation and amortization from unconsolidated real estate JVs	1,845		973	846	719	1,011	3,664	2,462
Gain on sales of real estate	—		—	—	(8,704)	—	—	—
Our share of gain on sales of real estate from unconsolidated real estate JVs	—		—	—	—	(35,678)	—	(35,678)
Assumed conversion of 7.00% Series D cumulative convertible preferred stock(1)	—		1,005	1,026	—	—	—	3,905
Allocation to unvested restricted stock awards	—		(1,445)	(2,054)	—	(1,312)	(2,929)	(4,595)
Funds from operations attributable to Alexandria’s common stockholders – diluted(2)	79,021		204,556	252,084	81,013	289,818	534,453	701,021
Unrealized losses (gains) on non-real estate investments	70,043		(11,058)	(72,206)	94,850	(117,188)	(13,221)	(194,484)
Realized gains on non-real estate investments	—		—	—	(6,428)	—	—	(8,252)
Impairment of real estate – land parcels	—		—	—	—	—	—	6,311
Impairment of non-real estate investments	7,133	(3)	—	—	5,483	—	7,133	—
Loss on early extinguishment of debt	40,209	(4)	—	7,361	—	1,122	47,570	1,122
Loss on early termination of interest rate hedge agreements	1,702	(5)	—	—	—	—	1,702	—
Our share of gain on early extinguishment of debt from unconsolidated real estate JVs	—		—	—	—	(761)	—	(761)
Preferred stock redemption charge	—		—	2,580	4,240	—	2,580	—
Removal of assumed conversion of 7.00% Series D cumulative convertible preferred stock(1)	—		(1,005)	(1,026)	—	(1,301)	—	(3,905)
Allocation to unvested restricted stock awards	(1,002)		179	990	(1,138)	1,889	(657)	2,938
Funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted	$197,106		$192,672	$189,783	$178,020	$173,579	$579,560	$503,990

(1)
Refer to the “Weighted-Average Shares of Common Stock Outstanding – Diluted” section in “Definitions and Reconciliations” of our Supplemental Information for additional information regarding our 7.00% Series D cumulative convertible preferred stock.

(2)
Calculated in accordance with standards established by the Nareit Board of Governors. Refer to the “Funds From Operations and Funds From Operations, As Adjusted, Attributable to Alexandria’s Common Stockholders” section in “Definitions and Reconciliations” of our Supplemental Information for additional information.

(3)	Relates to three privately held non-real estate investments.

(4)	Refer to page 3 for additional information.

(5)	Represents loss on the termination of our interest rate hedge agreements. The loss is included within interest expense in our consolidated statements of operations.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	10

Funds From Operations and Funds From Operations per Share (continued)
September 30, 2019
(In thousands, except per share amounts)

The following table presents a reconciliation of net (loss) income per share attributable to Alexandria’s common stockholders, the most directly comparable financial measure presented in accordance with GAAP, including our share of amounts from consolidated and unconsolidated real estate joint ventures, to funds from operations per share attributable to Alexandria’s common stockholders – diluted, and funds from operations per share attributable to Alexandria’s common stockholders – diluted, as adjusted, for the periods below. Per share amounts may not add due to rounding.

	Three Months Ended						Nine Months Ended
	9/30/19		6/30/19	3/31/19	12/31/18	9/30/18	9/30/19	9/30/18
Net (loss) income per share attributable to Alexandria’s common stockholders – diluted	$(0.44)		$0.68	$1.11	$(0.30)	$1.99	$1.35	$3.85
Depreciation and amortization	1.14		1.15	1.17	1.14	1.11	3.46	3.35
Gain on sale of real estate	—		—	—	(0.08)	—	—	—
Our share of gain on sales of real estate from unconsolidated real estate JVs	—		—	—	—	(0.34)	—	(0.35)
Assumed conversion of 7.00% Series D cumulative convertible preferred stock(1)	—		—	—	—	—	—	(0.01)
Allocation to unvested restricted stock awards	—		—	(0.02)	—	(0.01)	(0.03)	(0.04)
Funds from operations per share attributable to Alexandria’s common stockholders – diluted(1)	0.70		1.83	2.26	0.76	2.75	4.78	6.80
Unrealized losses (gains) on non-real estate investments	0.62		(0.10)	(0.65)	0.89	(1.11)	(0.12)	(1.90)
Realized gains on non-real estate investments	—		—	—	(0.06)	—	—	(0.08)
Impairment of real estate – land parcels	—		—	—	—	—	—	0.06
Impairment of non-real estate investments	0.06		—	—	0.05	—	0.06	—
Loss on early extinguishment of debt	0.36		—	0.07	—	0.01	0.43	0.01
Loss on early termination of interest rate hedge agreements	0.02	(1)	—	—	—	—	0.02	—
Our share of gain on early extinguishment of debt from unconsolidated real estate JVs	—		—	—	—	(0.01)	—	(0.01)
Preferred stock redemption charge	—		—	0.02	0.04	—	0.02	—
Removal of assumed conversion of 7.00% Series D cumulative convertible preferred stock(1)	—		—	—	—	—	—	0.01
Allocation to unvested restricted stock awards	(0.01)		—	0.01	—	0.02	—	0.03
Funds from operations per share attributable to Alexandria’s common stockholders – diluted, as adjusted	$1.75		$1.73	$1.71	$1.68	$1.66	$5.19	$4.92

Weighted-average shares of common stock outstanding(1) for calculations of:
Earnings per share – diluted	112,120		111,501	111,054	106,033	105,385	111,712	102,354
Funds from operations – diluted, per share	112,562		112,077	111,635	106,244	105,385	111,712	103,097
Funds from operations – diluted, as adjusted, per share	112,562		111,501	111,054	106,244	104,641	111,712	102,354

(1)	Refer to footnotes on the previous page for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	11

SUPPLEMENTAL
INFORMATION

Company Profile
September 30, 2019

Alexandria Real Estate Equities, Inc. (NYSE:ARE), an S&P 500® urban office REIT, is the first and longest-tenured owner, operator, and developer uniquely focused on collaborative life science, technology, and agtech campuses in AAA innovation cluster locations, with a total market capitalization of $24.3 billion as of September 30, 2019, and an asset base in North America of 38.5 million SF as of October 28, 2019, including pending acquisitions. The asset base in North America includes 26.1 million RSF of operating properties and 2.5 million RSF of Class A properties undergoing construction or pre-construction, with projected initial occupancy in 4Q19-2020, 4.9 million RSF of intermediate-term Class A properties undergoing or nearing pre-construction, and 5.0 million SF of future development projects. Founded in 1994, Alexandria pioneered this niche and has since established a significant market presence in key locations, including Greater Boston, San Francisco, New York City, San Diego, Seattle, Maryland, and Research Triangle. Alexandria has a longstanding and proven track record of developing Class A properties clustered in urban life science, technology, and agtech campuses that provide our innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Alexandria also provides strategic capital to transformative life science, technology, and agtech companies through our venture capital arm. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria, please visit www.are.com.

Tenant base

Alexandria is known for our high-quality and diverse tenant base, with 53% of our annual rental revenue generated from entities with an investment-grade credit rating or are publicly traded large cap tenants. The quality, diversity, breadth, and depth of our significant relationships with our tenants provide Alexandria with high-quality and stable cash flows. Alexandria’s underwriting team and long-term industry relationships positively distinguish us from all other publicly traded REITs and real estate companies.

Executive and senior management team

Alexandria’s executive and senior management team has unique experience and expertise in creating, owning, and operating highly dynamic and collaborative campuses in key urban life science, technology, and agtech cluster locations that inspire innovation. From the development of high-quality, sustainable real estate, to the ongoing cultivation of collaborative environments with unique amenities and events, the Alexandria team has a first-in-class reputation of excellence in our niche. Alexandria’s highly experienced management team also includes regional market directors with leading reputations and longstanding relationships within the life science, technology, and agtech communities in their respective urban innovation clusters. We believe that our expertise, experience, reputation, and key relationships in the real estate, life science, technology, and agtech industries provide Alexandria significant competitive advantages in attracting new business opportunities.

Alexandria’s executive and senior management team consists of 43 individuals, averaging 24 years of real estate experience, including 13 years with Alexandria. Our executive management team alone averages 19 years of experience with Alexandria.

EXECUTIVE MANAGEMENT TEAM
Joel S. Marcus
Executive Chairman & Founder
Stephen A. Richardson
Co-Chief Executive Officer
Peter M. Moglia
Co-Chief Executive Officer & Co-Chief Investment Officer
Dean A. Shigenaga
Co-President & Chief Financial Officer
Thomas J. Andrews
Co-President & Regional Market Director – Greater Boston
Daniel J. Ryan
Co-Chief Investment Officer & Regional Market Director – San Diego
Jennifer J. Banks
Co-Chief Operating Officer, General Counsel & Corporate Secretary
Lawrence J. Diamond
Co-Chief Operating Officer & Regional Market Director – Maryland
Vincent R. Ciruzzi
Chief Development Officer
John H. Cunningham
Executive Vice President – Regional Market Director – New York City
Marc E. Binda
Executive Vice President – Finance & Treasurer
Joseph Hakman
Chief Strategic Transactions Officer

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	13

Investor Information
September 30, 2019

Corporate Headquarters	New York Stock Exchange Trading Symbols	Information Requests
26 North Euclid Avenue	Common stock: ARE	Phone:	(626) 578-0777
Pasadena, California 91101		Email:	corporateinformation@are.com
		Web:	www.are.com

Equity Research Coverage

Alexandria is currently covered by the following research analysts. This list may be incomplete and is subject to change as firms initiate or discontinue coverage of our company. Please note that any opinions, estimates, or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, or forecasts of Alexandria or our management. Alexandria does not by our reference or distribution of the information below imply our endorsement of or concurrence with any opinions, estimates, or forecasts of these analysts. Interested persons may obtain copies of analysts’ reports on their own as we do not distribute these reports. Several of these firms may, from time to time, own our stock and/or hold other long or short positions in our stock and may provide compensated services to us.

Bank of America Merrill Lynch	Citigroup Global Markets Inc.	JMP Securities – JMP Group, Inc.	RBC Capital Markets
Jamie Feldman / Jeffrey Spector	Michael Bilerman / Emmanuel Korchman	Peter Martin	Michael Carroll / Jason Idoine
(646) 855-5808 / (646) 855-1363	(212) 816-1383 / (212) 816-1382	(415) 835-8904	(440) 715-2649 / (440) 715-2651

Barclays Capital Inc.	Evercore ISI	J.P. Morgan Securities LLC	Robert W. Baird & Co. Incorporated
Ross Smotrich / Upal Rana	Sheila McGrath / Wendy Ma	Anthony Paolone	David Rodgers
(212) 526-2306 / (212) 526-4887	(212) 497-0882 / (212) 497-0870	(212) 622-6682	(216) 737-7341

BTIG, LLC	Green Street Advisors, Inc.	Mizuho Securities USA Inc.	SMBC Nikko Securities America, Inc.
Tom Catherwood / James Sullivan	Daniel Ismail / Chris Darling	Haendel St. Juste / Zachary Silverberg	Richard Anderson / Jay Kornreich
(212) 738-6140 / (212) 738-6139	(949) 640-8780 / (949) 640-8780	(212) 209-9300 / (212) 205-7855	(646) 521-2351 / (646) 424-3202

CFRA
Kenneth Leon
(646) 517-2552

Fixed Income Coverage		Rating Agencies
J.P. Morgan Securities LLC	Wells Fargo & Company	Moody’s Investors Service	S&P Global Ratings
Mark Streeter / Ian Snyder	Thierry Perrein / Kevin McClure	(212) 553-0376	Fernanda Hernandez / Michael Souers
(212) 834-5086 / (212) 834-3798	(704) 410-3262 / (704) 410-3252		(212) 438-1347 / (212) 438-2508

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	14

Sustainability Leadership and Commitment
September 30, 2019

Our sustainability mission is to make a positive and meaningful impact on the health, safety, and well-being of our tenants, stockholders, employees, and the communities in which we live and work.

We create sustainable and collaborative campus environments that promote health, wellness, and productivity. We minimize our environmental impact by targeting LEED® Gold or Platinum and Fitwel certifications for our new developments and by reducing energy consumption, carbon pollution, water consumption, and waste from our buildings. Mindful of issues related to climate change, we are aligning our efforts with guidelines issued by the Task Force on Climate-related Financial Disclosures (TCFD).

U.S. GREEN BUILDING COUNCIL LEED USGBC

INTERNATIONAL WELL BUILDING INSTITUTE WELL GOLD 2017 | 2018

fitwel®

REAL ESTATE

54%

Total Annual Rental Revenue From LEED® Projects [3]

FUNDING

$1 Billion GREEN BONDS

Expected Allocation to Projects That Have Achieved or Are Targeting LEED® Gold or Platinum Certification

HEALTH & WELLNESS

37

Well and Fitwel Projects [4]

2025 GOALS [1]

Energy (kWh) **Consumption**

25% REDUCTION

Carbon (MTCO2e) **Pollution**

30% REDUCTION

Potable Water (Gal) **Consumption**

10% REDUCTION

Waste (tons) [2]

45% DIVERSION

ALEXANDRIA'S GRESB RESULTS

GRESB® ★★★★★ 2019

5 STAR RATING

A

DISCLOSURE SCORE 2018 | 2019

GRESB® Green Star 2017 | 2018 | 2019

#1 Company Globally

FOR FINAL HEALTH & WELL-BEING MODULE IN 2018

(1)	Relative to a 2015 baseline. Energy consumption, carbon pollution, and water consumption values are for our directly managed buildings.

(2)	Waste values are for our total portfolio, which includes both indirectly and directly managed buildings.

(3)	Upon completion of 18 projects in process targeting LEED certification.

(4)	Upon completion of 27 projects in process targeting either WELL or Fitwel certification.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	15

Financial and Asset Base Highlights
September 30, 2019
(Dollars in thousands, except per share amounts)

	Three Months Ended (unless stated otherwise)
	9/30/19	6/30/19	3/31/19	12/31/18	9/30/18
Selected financial data from consolidated financial statements and related information
Rental revenues	$293,182	$289,625	$274,563	$260,102	$255,496
Tenant recoveries	$92,594	$81,993	$80,186	$77,683	$81,051

Operating margin	70%	72%	72%	71%	71%
Adjusted EBITDA margin	68%	69%	70%	69%	69%
Adjusted EBITDA – quarter annualized	$1,099,908	$1,063,056	$1,029,944	$968,888	$957,008
Adjusted EBITDA – trailing 12 months	$1,040,449	$1,004,724	$966,781	$937,906	$900,032

Net debt at end of period	$6,333,459	$6,154,885	$5,565,623	$5,237,538	$5,483,132
Net debt to Adjusted EBITDA – quarter annualized	5.8x	5.8x	5.4x	5.4x	5.7x
Net debt to Adjusted EBITDA – trailing 12 months	6.1x	6.1x	5.8x	5.6x	6.1x
Net debt and preferred stock to Adjusted EBITDA – quarter annualized	5.8x	5.8x	5.5x	5.5x	5.8x
Net debt and preferred stock to Adjusted EBITDA – trailing 12 months	6.1x	6.2x	5.8x	5.7x	6.2x

Fixed-charge coverage ratio – quarter annualized	3.9x	4.2x	4.5x	4.1x	4.1x
Fixed-charge coverage ratio – trailing 12 months	4.1x	4.2x	4.2x	4.2x	4.3x
Unencumbered net operating income as a percentage of total net operating income	95%	94%	95%	88%	88%

Closing stock price at end of period	$154.04	$141.09	$142.56	$115.24	$125.79
Common shares outstanding (in thousands) at end of period	113,173	111,986	111,181	111,012	105,804
Total equity capitalization at end of period	$17,522,382	$15,887,660	$15,936,979	$12,879,366	$13,412,222
Total market capitalization at end of period	$24,260,065	$22,243,865	$21,780,482	$18,357,621	$19,096,226

Dividend per share – quarter/annualized	$1.00/$4.00	$1.00/$4.00	$0.97/$3.88	$0.97/$3.88	$0.93/$3.72
Dividend payout ratio for the quarter	57%	58%	57%	60%	57%
Dividend yield – annualized	2.6%	2.8%	2.7%	3.4%	3.0%

Amounts related to operating leases:(1)
Operating lease liabilities	$270,614	$243,585	$244,601	$—	$—
Rent expense	$4,705	$4,482	$4,492	$4,164	$3,999

General and administrative expenses	$27,930	$26,434	$24,677	$22,385	$22,660
General and administrative expenses as a percentage of net operating income – trailing 12 months	9.7%	9.5%	9.5%	9.6%	9.5%

Capitalized interest	$24,558	$21,674	$18,509	$19,902	$17,431
Weighted-average interest rate for capitalization of interest during the period	4.00%	4.14%	3.96%	4.01%	4.06%
(1) Refer to the “Lease Accounting” section in “Definitions and Reconciliations” for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	16

Financial and Asset Base Highlights (continued)
September 30, 2019
(Dollars in thousands, except annual rental revenue per occupied RSF amounts)

	Three Months Ended (unless stated otherwise)
	9/30/19		6/30/19	3/31/19	12/31/18	9/30/18
Amounts included in funds from operations and non-revenue-enhancing capital expenditures
Straight-line rent revenue	$27,394		$25,476	$26,965	$17,923	$20,070
Amortization of acquired below-market leases	$5,774		$8,054	$7,148	$5,350	$5,220
Straight-line rent expense on ground leases	$320		$226	$246	$272	$272
Stock compensation expense	$10,935		$11,437	$11,029	$9,810	$9,986
Amortization of loan fees	$2,251		$2,380	$2,233	$2,401	$2,734
Amortization of debt premiums	$1,287		$782	$801	$611	$614
Non-revenue-enhancing capital expenditures:
Building improvements	$2,901		$2,876	$2,381	$3,256	$3,032
Tenant improvements and leasing commissions	$11,964		$13,901	$8,709	$11,758	$17,748

Operating statistics and related information (at end of period)
Number of properties – North America	269		257	250	237	235
RSF – North America (including development and redevelopment projects under construction)	27,288,263		26,321,122	25,323,299	24,587,438	24,196,505
Total square feet – North America	38,496,276	(1)	37,120,560	33,688,294	33,097,210	32,186,813
Annual rental revenue per occupied RSF – North America	$51.00		$50.27	$49.56	$48.42	$48.36
Occupancy of operating properties – North America	96.6%	(2)	97.4%	97.2%	97.3%	97.3%
Occupancy of operating and redevelopment properties – North America	94.5%		96.4%	95.5%	95.1%	94.6%
Weighted-average remaining lease term (in years)	8.3		8.4	8.4	8.6	8.6

Total leasing activity – RSF	1,241,677		819,949	1,248,972	1,558,064	696,468
Lease renewals and re-leasing of space – change in average new rental rates over expiring rates:
Rental rate increases	27.9%		32.5%	32.9%	17.4%	35.4%
Rental rate increases (cash basis)	11.2%		17.8%	24.3%	11.4%	16.9%
RSF (included in total leasing activity above)	758,113		587,930	509,415	650,540	475,863

Same property – percentage change over comparable quarter from prior year:
Net operating income increase	2.5%		4.3%	2.3%	3.8%	3.4%
Net operating income increase (cash basis)	5.7%		9.5%	10.2%	7.6%	8.9%

(1)	Includes 4Q19 completed and pending acquisitions and 2020 identified acquisitions. Refer to “Acquisitions” of our Earnings Press Release for additional information.

(2)	Refer to footnote 2 on the “Summary of Properties and Occupancy” page for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	17

High-Quality, Diverse, and Innovative Tenants
September 30, 2019

Long-Duration Cash Flows From High-Quality, Diverse, and
Innovative Tenants

Investment-Grade or Publicly Traded Large Cap Tenants	Tenant Mix

Public Biotechnology
28%
Life Science Product, Service, and Device
18%
Private Biotechnology
8%
Technology(2)
11%
Other
4%
Institutional (Academic/Medical, Non-Profit, and U.S. Government)
9%
Multinational Pharmaceutical
22%

53%

of ARE’s Annual Rental Revenue(1)

Long-Duration Lease Terms

8.3 Years

Weighted-Average Remaining Term
Percentage of ARE’s Annual Rental Revenue(1)

(1)	Represents annual rental revenue in effect as of September 30, 2019.

(2)	78% of our annual rental revenue for technology tenants is from investment-grade or publicly traded large cap tenants.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	18

Class A Properties in AAA Locations
September 30, 2019

High-Quality Cash Flows From Class A Properties in AAA Locations

Class A Properties in AAA Locations	AAA Locations

San Francisco
27%
New York City
7%
San Diego
15%
Seattle
6%
Maryland
6%
Research Triangle
3%
Other
1%
Greater Boston
35%

78%

of ARE’s
Annual Rental Revenue(1)

Percentage of ARE’s Annual Rental Revenue(1)

(1)	Represents annual rental revenue in effect as of September 30, 2019.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	19

Occupancy
September 30, 2019

Solid Demand for Class A Properties in AAA Locations
Drives Solid Occupancy

Solid Historical Occupancy(1)	Occupancy Across Key Locations(2)

96.6%(3)
98.1%
99.0%
99.2%
92.8%
97.7%
96.2%
97.8%
North America
Greater Boston
San Francisco
New York City
San Diego
Seattle
Maryland
Research Triangle

96%

Over 10 Years

(1)	Average occupancy of operating properties in North America as of each December 31 for the last 10 years and as of September 30, 2019.

(2)	As of September 30, 2019.

(3)	Decline of 0.8% from 97.4% for our overall occupancy at 2Q19 reflects:

(i)	111,080 RSF, or 0.4%, of existing vacancy at properties recently acquired in 3Q19 which we anticipate leasing up in the future; and

(ii)
116,556 RSF, or 0.5%, that became vacant as expected during 3Q19 at 3545 Cray Court in San Diego related to downtime for renovation of the property. During 3Q19, we executed a lease for 64,108 RSF at 3545 Cray Court, or 55% of the property, that is expected to commence in 3Q20, upon completion of the renovations.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	20

Key Operating Metrics
September 30, 2019

Same Property Net Operating Income Growth	Favorable Lease Structure(1)
	Strategic Lease Structure by Owner and Operator of Collaborative Life Science, Technology, and AgTech Campuses
	Stable cash flows
	Percentage of triple net leases	97%
	Increasing cash flows
	Percentage of leases containing annual rent escalations	95%
	Lower capex burden
	Percentage of leases providing for the recapture of capital expenditures	96%

Rental Rate Growth: Renewed/Re-Leased Space	Margins(2)

	Operating	Adjusted EBITDA
	70%	68%

(1)	Percentages calculated based on RSF as of September 30, 2019.

(2)	Represents percentages for the three months ended September 30, 2019.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	21

Same Property Performance
September 30, 2019
(Dollars in thousands)

	September 30, 2019			September 30, 2019
Same Property Financial Data	Three Months Ended	Nine Months Ended	Same Property Statistical Data	Three Months Ended		Nine Months Ended
Percentage change over comparable period from prior year:			Number of same properties	211		195
Net operating income increase	2.5%	3.3%	Rentable square feet	20,445,617		18,874,263
Net operating income increase (cash basis)	5.7%	8.1%	Occupancy – current-period average	96.0%	(1)	96.3%
Operating margin	71%	71%	Occupancy – same-period prior-year average	96.6%		96.5%

	Three Months Ended September 30,				Nine Months Ended September 30,
	2019	2018	$ Change	% Change	2019	2018	$ Change	% Change

Income from rentals:
Same properties	$252,161	$245,358	$6,803	2.8%	$697,063	$673,498	$23,565	3.5%
Non-same properties	41,021	10,138	30,883	304.6	160,307	77,118	83,189	107.9
Rental revenues	293,182	255,496	37,686	14.8	857,370	750,616	106,754	14.2

Same properties	81,983	78,856	3,127	4.0	222,778	212,148	10,630	5.0
Non-same properties	10,611	2,195	8,416	383.4	31,995	14,232	17,763	124.8
Tenant recoveries	92,594	81,051	11,543	14.2	254,773	226,380	28,393	12.5

Income from rentals	385,776	336,547	49,229	14.6	1,112,143	976,996	135,147	13.8

Same properties	169	69	100	144.9	403	203	200	98.5
Non-same properties	4,539	5,207	(668)	(12.8)	10,636	9,797	839	8.6
Other income	4,708	5,276	(568)	(10.8)	11,039	10,000	1,039	10.4

Same properties	334,313	324,283	10,030	3.1	920,244	885,849	34,395	3.9
Non-same properties	56,171	17,540	38,631	220.2	202,938	101,147	101,791	100.6
Total revenues	390,484	341,823	48,661	14.2	1,123,182	986,996	136,186	13.8

Same properties	96,007	91,713	4,294	4.7	262,614	249,368	13,246	5.3
Non-same properties	20,443	8,046	12,397	154.1	61,026	34,070	26,956	79.1
Rental operations	116,450	99,759	16,691	16.7	323,640	283,438	40,202	14.2

Same properties	238,306	232,570	5,736	2.5	657,630	636,481	21,149	3.3
Non-same properties	35,728	9,494	26,234	276.3	141,912	67,077	74,835	111.6
Net operating income	$274,034	$242,064	$31,970	13.2%	$799,542	$703,558	$95,984	13.6%

Net operating income – same properties	$238,306	$232,570	$5,736	2.5%	$657,630	$636,481	$21,149	3.3%
Straight-line rent revenue	(15,303)	(20,601)	5,298	(25.7)	(42,885)	(65,041)	22,156	(34.1)
Amortization of acquired below-market leases	(3,599)	(4,441)	842	(19.0)	(8,362)	(10,376)	2,014	(19.4)
Net operating income – same properties (cash basis)	$219,404	$207,528	$11,876	5.7%	$606,383	$561,064	$45,319	8.1%

Refer to the “Same Property Comparisons” section in “Definitions and Reconciliations” of this Supplemental Information for a reconciliation of same properties to total properties. “Definitions and Reconciliations” also contains definitions of “Tenant Recoveries” and “Net Operating Income” and their respective reconciliations from the most directly comparable financial measures presented in accordance with GAAP.

(1)
Decline from 2Q19 relates primarily to 116,556 RSF that became vacant as expected during 3Q19 at 3545 Cray Court related to downtime for renovation of the property. During 3Q19, we executed a lease for 64,108 RSF at 3545 Cray Court, or 55% of the property, that is expected to commence in 3Q20, upon completion of the renovations.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	22

Leasing Activity
September 30, 2019
(Dollars per RSF)

	Three Months Ended		Nine Months Ended			Year Ended
	September 30, 2019		September 30, 2019			December 31, 2018
	Including Straight-Line Rent	Cash Basis	Including Straight-Line Rent		Cash Basis	Including Straight-Line Rent	Cash Basis
Leasing activity:
Renewed/re-leased space(1)
Rental rate changes	27.9%	11.2%	30.6%		16.2%	24.1%	14.1%
New rates	$58.33	$56.31	$56.31		$54.00	$55.05	$52.79
Expiring rates	$45.61	$50.64	$43.12		$46.49	$44.35	$46.25
RSF	758,113		1,855,458			2,088,216
Tenant improvements/leasing commissions	$11.46		$18.63			$20.61
Weighted-average lease term	5.2 years		5.6 years			6.1 years

Developed/redeveloped/previously vacant space leased
New rates	$66.50	$63.27	$62.60		$60.69	$58.45	$48.73
RSF	483,564		1,455,140			2,633,476
Tenant improvements/leasing commissions	$17.49		$18.33			$12.57
Weighted-average lease term	10.9 years		10.6 years			11.5 years

Leasing activity summary (totals):
New rates	$61.51	$59.02	$59.07		$56.94	$56.94	$50.52
RSF	1,241,677		3,310,598	(2)		4,721,692
Tenant improvements/leasing commissions	$13.81		$18.50			$16.13
Weighted-average lease term	7.4 years		7.8 years			9.1 years

Lease expirations(1)
Expiring rates	$45.47	$49.81	$42.27		$45.36	$42.98	$45.33
RSF	891,794		2,184,894			2,811,021

Leasing activity includes 100% of results for each property in which we have an investment in North America.

(1)	Excludes month-to-month leases aggregating 51,580 RSF and 50,548 RSF as of September 30, 2019, and December 31, 2018, respectively.

(2)
During the nine months ended September 30, 2019, we granted tenant concessions/free rent averaging 2.3 months with respect to the 3,310,598 RSF leased. Approximately 65% of the leases executed during the nine months ended September 30, 2019, did not include concessions for free rent.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	23

Contractual Lease Expirations
September 30, 2019

Year	RSF	Percentage of Occupied RSF	Annual Rental Revenue (per RSF)(1)	Percentage of Total Annual Rental Revenue
2019 (2)	263,242	1.1%	$42.90	0.9%
2020	1,605,708	6.6%	$36.69	4.8%
2021	1,420,131	5.8%	$43.22	5.0%
2022	1,865,264	7.7%	$40.74	6.2%
2023	2,471,595	10.2%	$45.13	9.1%
2024	2,192,250	9.0%	$46.71	8.4%
2025	1,620,318	6.7%	$47.62	6.3%
2026	1,527,877	6.3%	$48.84	6.1%
2027	2,346,920	9.7%	$48.25	9.3%
2028	1,555,736	6.4%	$59.44	7.6%
Thereafter	7,438,267	30.5%	$59.42	36.3%

Market	2019 Contractual Lease Expirations (in RSF)					Annual Rental Revenue (per RSF)(1)	2020 Contractual Lease Expirations (in RSF)						Annual Rental Revenue (per RSF)(1)
	Leased	Negotiating/ Anticipating	Targeted for Redevelopment	Remaining Expiring Leases	Total(2)		Leased	Negotiating/ Anticipating	Targeted for Redevelopment	Remaining Expiring Leases(3)		Total

Greater Boston	70,868	—	—	9,580	80,448	$71.95	52,406	103,584	—	346,393		502,383	$49.26
San Francisco	3,178	22,625	—	27,775	53,578	40.28	43,286	37,281	—	203,230	(4)	283,797	44.26
New York City	10,761	—	—	1,588	12,349	N/A	—	13,101	—	25,224		38,325	N/A
San Diego	54,042	—	—	3,722	57,764	23.10	679	25,127	—	299,324	(5)	325,130	28.80
Seattle	—	2,421	—	—	2,421	N/A	12,727	—	—	32,047		44,774	38.68
Maryland	—	—	—	3,505	3,505	N/A	31,367	29,498	—	103,386		164,251	18.19
Research Triangle	3,139	6,105	—	10,735	19,979	24.52	—	54,331	—	39,028		93,359	17.54
Canada	—	—	—	—	—	—	64,728	—	—	29,865		94,593	28.17
Non-cluster markets	1,463	28,775	—	2,960	33,198	21.27	—	1,008	—	58,088		59,096	29.39
Total	143,451	59,926	—	59,865	263,242	$42.90	205,193	263,930	—	1,136,585		1,605,708	$36.69
Percentage of expiring leases	54%	23%	—%	23%	100%		13%	16%	—%	71%		100%

(1)	Represents amounts in effect as of September 30, 2019.

(2)	Excludes month-to-month leases aggregating 51,580 RSF as of September 30, 2019.

(3)	The largest remaining contractual lease expiration in 2020 is 60,759 RSF in our Greater Boston market.

(4)
Includes two leases aggregating 100,560 RSF at 630 and 650 Gateway Boulevard in our South San Francisco submarket that expire in 4Q20. We are considering options to renovate these buildings into Class A office/laboratory properties and will not be classified as a redevelopment. As such, we expect these properties to remain in our pool of same properties.

(5)
Includes 119,546 RSF at 9363, 9373, and 9393 Towne Centre Drive in our University Town Center submarket, which is under evaluation for development and potential additional density at this site, subject to future market conditions.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	24

Top 20 Tenants
September 30, 2019
(Dollars in thousands, except average market cap amounts)

85% of Top 20 Annual Rental Revenue From Investment-Grade
or Publicly Traded Large Cap Tenants(1)

	Tenant	Remaining Lease Term in Years(1)		Aggregate RSF	Annual Rental Revenue(1)	Percentage of Aggregate Annual Rental Revenue(1)		Investment-Grade Credit Ratings		Average Market Cap(2) (in billions)

								Moody’s	S&P
1	Takeda Pharmaceutical Company Ltd.	9.9		606,249	$39,251	3.3%		Baa2	BBB+	$50.2
2	Facebook, Inc.	12.3		903,786	38,797	3.3		—	—	$483.4
3	Illumina, Inc.	10.9		891,495	35,907	3.0		—	BBB	$46.0
4	Eli Lilly and Company	9.6		554,089	34,096	2.9		A2	A+	$117.7
5	Sanofi	8.7		494,693	33,845	2.8		A1	AA	$107.9
6	Celgene Corporation	6.4		675,857	31,951	2.7	(3)	Baa2	BBB+	$61.7
7	Novartis AG	7.4		392,570	29,746	2.5		A1	AA-	$223.5
8	Uber Technologies, Inc.	63.1	(4)	1,016,745	27,433	2.3		B2	B-	$66.7
9	Merck & Co., Inc.	11.7		421,623	24,304	2.0		A1	AA	$204.9
10	bluebird bio, Inc.	7.7		312,805	23,076	1.9		—	—	$6.9
11	Moderna, Inc.	9.4		373,163	21,383	1.8		—	—	$6.0
12	Bristol-Myers Squibb Company	13.0		224,182	20,221	1.7	(3)	A2	A+	$80.5
13	Roche	3.6		372,943	19,769	1.7		Aa3	AA	$228.0
14	New York University	12.0		201,284	19,002	1.6		Aa2	AA-	N/A
15	Pfizer Inc.	5.4		416,979	17,754	1.5		A1	AA-	$235.0
16	Stripe, Inc.	8.0		295,333	17,736	1.5		—	—	N/A
17	Massachusetts Institute of Technology	5.8		256,126	17,129	1.4		Aaa	AAA	N/A
18	Amgen Inc.	4.5		407,369	16,838	1.4		Baa1	A	$117.6
19	United States Government	8.6		267,219	15,629	1.3		Aaa	AA+	N/A
20	FibroGen, Inc.	4.1		234,249	14,198	1.2		—	—	$4.0
	Total/weighted-average	11.8	(4)	9,318,759	$498,065	41.8%

(1)
Based on aggregate annual rental revenue in effect as of September 30, 2019. Refer to the “Annual Rental Revenue” section in “Definitions and Reconciliations” of this Supplemental Information for additional information on our methodology on annual rental revenue from unconsolidated real estate joint ventures.

(2)
Average daily market capitalization for the twelve months ended September 30, 2019. Refer to the “Total Market Capitalization” section in “Definitions and Reconciliations” of this Supplemental Information for additional information.

(3)
In April 2019, Bristol-Myers Squibb Company’s stockholders approved the acquisition of Celgene Corporation, with the transaction close expected by Bristol-Myers Squibb Company at the end of 2019 or the beginning of 2020. Pro forma for the anticipated acquisition, our annual rental revenue from Bristol-Myers Squibb Company is approximately 4.4% based on leases in effect as of September 30, 2019.

(4)
Includes a ground lease for land at 1455 and 1515 Third Street (two buildings aggregating 422,980 RSF) and a lease at 1655 and 1725 Third Street (two buildings aggregating 593,765 RSF) owned by our unconsolidated joint venture in which we have an ownership interest of 10%. Annual rental revenue is presented using 100% of the annual rental revenue of our consolidated properties and our share of annual rental revenue for our unconsolidated real estate joint ventures. Refer to footnote 1 for additional information. Excluding the ground lease, the weighted-average remaining lease term for our top 20 tenants was 8.9 years as of September 30, 2019.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	25

Summary of Properties and Occupancy
September 30, 2019
(Dollars in thousands, except per RSF amounts)

Summary of properties

Market	RSF					Number of Properties	Annual Rental Revenue
	Operating	Development	Redevelopment	Total	% of Total		Total	% of Total	Per RSF
Greater Boston	6,500,021	—	19,036	6,519,057	24%	56	$411,934	35%	$65.50
San Francisco	6,572,279	852,580	347,912	7,772,771	28	53	320,141	27	57.42
New York City	1,127,580	—	140,098	1,267,678	5	5	80,011	7	72.40
San Diego	5,096,461	98,000	—	5,194,461	19	64	183,346	15	38.77
Seattle	1,413,651	140,935	—	1,554,586	6	15	73,102	6	52.95
Maryland	2,663,261	258,904	41,627	2,963,792	11	42	73,212	6	28.77
Research Triangle	1,204,572	—	14,154	1,218,726	4	16	32,036	3	27.21
Canada	188,967	—	—	188,967	1	2	4,784	—	27.02
Non-cluster markets	483,527	—	—	483,527	2	14	12,118	1	33.17
Properties held for sale	124,698	—	—	124,698	—	2	2,386	—	N/A
North America	25,375,017	1,350,419	562,827	27,288,263	100%	269	$1,193,070	100%	$51.00
		1,913,246

Summary of occupancy

	Operating Properties				Operating and Redevelopment Properties
Market	9/30/19		6/30/19	9/30/18	9/30/19	6/30/19	9/30/18
Greater Boston	98.1%		98.7%	98.4%	97.8%	98.4%	97.9%
San Francisco	99.0		98.7	100.0	94.0	98.7	95.9
New York City	99.2		98.8	97.2	88.1	87.8	97.2
San Diego	92.8	(1)	95.2	94.2	92.8	95.2	90.8
Seattle	97.7		97.3	97.6	97.7	97.3	97.6
Maryland	96.2		96.7	97.2	94.7	95.1	93.3
Research Triangle	97.8		97.9	96.6	96.6	94.2	86.3
Subtotal	97.0		97.6	97.5	94.8	96.6	94.7
Canada	93.7		93.7	98.6	93.7	93.7	98.6
Non-cluster markets	75.6		84.9	82.2	75.6	84.9	82.2
North America	96.6%	(1)	97.4%	97.3%	94.5%	96.4%	94.6%

(1)	Decline of 0.8% from 97.4% for our overall occupancy at 2Q19 reflects:

(i)	111,080 RSF, or 0.4%, of existing vacancy at properties recently acquired in 3Q19, which we anticipate leasing up in the future; and

(ii)
116,556 RSF, or 0.5%, that became vacant as expected during 3Q19 at 3545 Cray Court related to downtime for renovation of the property. During 3Q19, we executed a lease for 64,108 RSF at 3545 Cray Court, or 55% of the property, that is expected to commence in 3Q20, upon completion of the renovations.

Refer to “Definitions and Reconciliations” in this Supplemental Information for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	26

Property Listing
September 30, 2019
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating		Operating and Redevelopment
	Operating	Development	Redevelopment	Total
Greater Boston
Cambridge/Inner Suburbs
Alexandria Center® at Kendall Square	2,365,487	—	—	2,365,487	10	$167,688	98.9%		98.9%
50, 60, 75/125(1), 100, and 225(1) Binney Street, 161 and 215 First Street, 150 Second Street, 300 Third Street, and 11 Hurley Street
Alexandria Technology Square®	1,181,635	—	—	1,181,635	7	91,990	98.3		98.3
100, 200, 300, 400, 500, 600, and 700 Technology Square
Alexandria Center® at One Kendall Square	813,705	—	—	813,705	10	68,446	96.9	`	96.9
One Kendall Square – Buildings 100, 200, 300, 400, 500, 600/700, 1400, 1800, 2000, and 399 Binney Street
480 and 500 Arsenal Street	234,260	—	—	234,260	2	10,647	100.0		100.0
640 Memorial Drive	225,504	—	—	225,504	1	13,815	100.0		100.0
780 and 790 Memorial Drive	99,658	—	—	99,658	2	7,966	100.0		100.0
167 Sidney Street and 99 Erie Street	54,549	—	—	54,549	2	4,016	100.0		100.0
79/96 13th Street (Charlestown Navy Yard)	25,309	—	—	25,309	1	620	100.0		100.0
Cambridge/Inner Suburbs	5,000,107	—	—	5,000,107	35	365,188	98.6		98.6
Seaport Innovation District
5 Necco Street	87,163	—	—	87,163	1	N/A	N/A		N/A
99 A Street	8,715	—	—	8,715	1	850	100.0		100.0
Seaport Innovation District	95,878	—	—	95,878	2	850	100.0		100.0
Route 128
Alexandria Park at 128	343,882	—	—	343,882	8	10,739	93.3		93.3
3 and 6/8 Preston Court, 29, 35, and 44 Hartwell Avenue, 35 and 45/47 Wiggins Avenue, and 60 Westview Street
225, 266, and 275 Second Avenue	298,581	—	19,036	317,617	3	12,874	100.0		94.0
100 Tech Drive	200,431	—	—	200,431	1	8,455	100.0		100.0
19 Presidential Way	144,892	—	—	144,892	1	5,212	99.4		99.4
100 Beaver Street	82,330	—	—	82,330	1	2,492	64.2		64.2
285 Bear Hill Road	26,270	—	—	26,270	1	1,167	100.0		100.0
Route 128	1,096,386	—	19,036	1,115,422	15	40,939	95.1		93.5
Route 495
111 and 130 Forbes Boulevard	155,846	—	—	155,846	2	1,543	100.0		100.0
20 Walkup Drive	91,045	—	—	91,045	1	649	100.0		100.0
30 Bearfoot Road	60,759	—	—	60,759	1	2,765	100.0		100.0
Route 495	307,650	—	—	307,650	4	4,957	100.0		100.0
Greater Boston	6,500,021	—	19,036	6,519,057	56	$411,934	98.1%		97.8%

	(1) We own a partial interest in this property through a real estate joint venture. Refer to “Joint Venture Financial Information” of this Supplemental Information for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	27

Property Listing (continued)
September 30, 2019
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total
San Francisco
Mission Bay/SoMa
1655 and 1725 Third Street(1)	593,765	—	—	593,765	2	$5,363	100.0%	100.0%
409 and 499 Illinois Street(1)	455,069	—	—	455,069	2	28,819	100.0	100.0
1455 and 1515 Third Street	422,980	—	—	422,980	2	22,228	100.0	100.0
510 Townsend Street	295,333	—	—	295,333	1	17,736	100.0	100.0
945 Market Street	—	—	255,765	255,765	1	—	N/A	—
88 Bluxome Street	232,470	—	—	232,470	1	3,813	100.0	100.0
455 Mission Bay Boulevard South	210,398	—	—	210,398	1	13,484	100.0	100.0
1500 Owens Street(1)	158,267	—	—	158,267	1	7,681	100.0	100.0
1700 Owens Street	157,340	—	—	157,340	1	11,210	99.9	99.9
505 Brannan Street	148,146	—	—	148,146	1	12,129	100.0	100.0
260 Townsend Street	66,682	—	—	66,682	1	5,736	100.0	100.0
Mission Bay/SoMa	2,740,450	—	255,765	2,996,215	14	128,199	100.0	91.5
South San Francisco
213, 249, 259, 269, and 279 East Grand Avenue	908,302	11,402	—	919,704	5	47,789	100.0	100.0
Alexandria Technology Center® – Gateway	634,466	—	—	634,466	7	33,106	96.7	96.7
600, 630, 650, 681, 701, 901, and 951 Gateway Boulevard
201 Haskins Way	—	315,000	—	315,000	1	—	N/A	N/A
400 and 450 East Jamie Court	163,035	—	—	163,035	2	9,436	100.0	100.0
500 Forbes Boulevard(1)	155,685	—	—	155,685	1	6,619	100.0	100.0
7000 Shoreline Court	136,395	—	—	136,395	1	6,618	100.0	100.0
341 and 343 Oyster Point Boulevard	107,960	—	—	107,960	2	5,497	100.0	100.0
849/863 Mitten Road/866 Malcolm Road	103,857	—	—	103,857	1	4,635	100.0	100.0
South San Francisco	2,209,700	326,402	—	2,536,102	20	113,700	99.1	99.1
Greater Stanford
Menlo Gateway(1)	772,983	—	—	772,983	3	29,688	100.0	100.0
100 Independence Drive and 125 and 135 Constitution Drive
Alexandria District for Science and Technology	—	526,178	—	526,178	2	—	N/A	N/A
825 and 835 Industrial Road
Alexandria PARC	197,498	—	—	197,498	4	10,719	92.0	92.0
2100, 2200, 2300, and 2400 Geng Road
Alexandria Stanford Life Science District	190,270	—	92,147	282,417	3	13,902	100.0	67.4
3160, 3165, and 3170 Porter Drive
960 Industrial Road	110,000	—	—	110,000	1	2,749	100.0	100.0
2425 Garcia Avenue/2400/2450 Bayshore Parkway	99,208	—	—	99,208	1	4,257	100.0	100.0
Shoreway Science Center	82,462	—	—	82,462	2	5,472	100.0	100.0
75 and 125 Shoreway Road
1450 Page Mill Road	77,634	—	—	77,634	1	8,009	100.0	100.0
3350 West Bayshore Road	60,000	—	—	60,000	1	1,650	50.0	50.0
2625/2627/2631 Hanover Street	32,074	—	—	32,074	1	1,796	100.0	100.0
Greater Stanford	1,622,129	526,178	92,147	2,240,454	19	78,242	97.2	91.9
San Francisco	6,572,279	852,580	347,912	7,772,771	53	$320,141	99.0%	94.0%
	(1) We own a partial interest in this property through a real estate joint venture. Refer to “Joint Venture Financial Information” of this Supplemental Information for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	28

Property Listing (continued)
September 30, 2019
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total
New York City
New York City
Alexandria Center® for Life Science – New York City	740,972	—	—	740,972	3	$64,988	98.7%	98.7%
430 and 450 East 29th Street(1)
219 East 42nd Street	349,947	—	—	349,947	1	14,006	100.0	100.0
Alexandria Center® – Long Island City	36,661	—	140,098	176,759	1	1,017	100.0	20.7
30-02 48th Avenue
New York City	1,127,580	—	140,098	1,267,678	5	80,011	99.2	88.1

San Diego
Torrey Pines
ARE Spectrum	336,461	—	—	336,461	3	17,409	98.3	98.3
3215 Merryfield Row and 3013 and 3033 Science Park Road
ARE Torrey Ridge	294,326	—	—	294,326	3	11,697	83.8	83.8
10578, 10618, and 10628 Science Center Drive
ARE Sunrise	236,635	—	—	236,635	3	8,901	99.7	99.7
10931/10933 and 10975 North Torrey Pines Road, 3010 Science Park Road, and 10996 Torreyana Road
ARE Nautilus	220,651	—	—	220,651	4	10,613	100.0	100.0
3530 and 3550 John Hopkins Court and 3535 and 3565 General Atomics Court
3545 Cray Court	116,556	—	—	116,556	1	—	—	—
11119 North Torrey Pines Road	72,506	—	—	72,506	1	3,676	100.0	100.0
Torrey Pines	1,277,135	—	—	1,277,135	15	52,296	86.6	86.6
University Town Center
Campus Pointe by Alexandria	1,353,583	98,000	—	1,451,583	9	51,170	94.9	94.9
9880, 10210(2),10260(2), 10290(2), and 10300(2) Campus Point Drive and 4110(2), 4161(2), 4224(2), and 4242(2) Campus Point Court
5200 Illumina Way(2)	792,687	—	—	792,687	6	29,977	100.0	100.0
ARE Towne Centre	304,046	—	—	304,046	4	9,227	93.1	93.1
9363, 9373, 9393, and 9625(2) Towne Centre Drive
ARE Esplanade	243,084	—	—	243,084	4	8,313	87.3	87.3
4755, 4757, and 4767 Nexus Center Drive and 4796 Executive Drive
University Town Center	2,693,400	98,000	—	2,791,400	23	$98,687	95.5%	95.5%

(1) In partnership with Columbia University, we expect to open our second LaunchLabs® site in New York City, a 13,298 RSF space at 3960 Broadway. Due to the small size of this project, it has been excluded from the “External
       Growth/Investments in Real Estate” section of this Supplemental Information. Consistent with our development and redevelopment projects, this project is excluded from our operating occupancy percentage during the period of redevelopment.
(2) We own a partial interest in this property through a real estate joint venture. Refer to “Joint Venture Financial Information” of this Supplemental Information for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	29

Property Listing (continued)
September 30, 2019
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total
San Diego (continued)
Sorrento Mesa
Summers Ridge Science Park	316,531	—	—	316,531	4	$10,843	100.0%	100.0%
9965, 9975, 9985, and 9995 Summers Ridge Road
10121 and 10151 Barnes Canyon Road	102,392	—	—	102,392	2	2,689	100.0	100.0
ARE Portola	101,857	—	—	101,857	3	3,236	100.0	100.0
6175, 6225, and 6275 Nancy Ridge Drive
5810/5820 Nancy Ridge Drive	82,272	—	—	82,272	1	2,364	100.0	100.0
7330 Carroll Road	66,244	—	—	66,244	1	2,431	100.0	100.0
5871 Oberlin Drive	33,817	—	—	33,817	1	—	—	—
Sorrento Mesa	703,113	—	—	703,113	12	21,563	95.2	95.2
Sorrento Valley
3911, 3931, 3985, 4025, 4031, 4045, and 4075 Sorrento Valley Boulevard	191,378	—	—	191,378	7	5,587	94.3	94.3
11025, 11035, 11045, 11055, 11065, and 11075 Roselle Street	121,655	—	—	121,655	6	2,241	74.6	74.6
Sorrento Valley	313,033	—	—	313,033	13	7,828	86.6	86.6
I-15 Corridor
13112 Evening Creek Drive	109,780	—	—	109,780	1	2,972	100.0	100.0
San Diego	5,096,461	98,000	—	5,194,461	64	183,346	92.8	92.8

Seattle
Lake Union
The Eastlake Life Science Campus by Alexandria – North Campus	586,416	40,849	—	627,265	5	30,985	96.9	96.9
1616 and 1551 Eastlake Avenue East, 188 and 199 East Blaine Street, and 1600 Fairview Avenue East
The Eastlake Life Science Campus by Alexandria – South Campus	206,134	100,086	—	306,220	3	11,761	100.0	100.0
1165, 1201, and 1208 Eastlake Avenue East
400 Dexter Avenue North	290,111	—	—	290,111	1	15,236	100.0	100.0
2301 5th Avenue	197,135	—	—	197,135	1	9,996	99.1	99.1
219 Terry Avenue North	30,705	—	—	30,705	1	1,835	100.0	100.0
601 Dexter Avenue North	18,680	—	—	18,680	1	425	100.0	100.0
Lake Union	1,329,181	140,935	—	1,470,116	12	70,238	98.5	98.5
Elliott Bay
3000/3018 Western Avenue	47,746	—	—	47,746	1	1,839	100.0	100.0
410 West Harrison Street and 410 Elliott Avenue West	36,724	—	—	36,724	2	1,025	63.9	63.9
Elliott Bay	84,470	—	—	84,470	3	2,864	84.3	84.3
Seattle	1,413,651	140,935	—	1,554,586	15	$73,102	97.7%	97.7%

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	30

Property Listing (continued)
September 30, 2019
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total
Maryland
Rockville
9800, 9900, 9920, and 9950 Medical Center Drive	383,956	258,904	—	642,860	8	$13,851	89.5%	89.5%
9704, 9708, 9712, and 9714 Medical Center Drive	214,725	—	—	214,725	4	7,862	100.0	100.0
1330 Piccard Drive	131,511	—	—	131,511	1	3,562	100.0	100.0
1500 and 1550 East Gude Drive	90,489	—	—	90,489	2	1,681	100.0	100.0
14920 and 15010 Broschart Road	86,703	—	—	86,703	2	2,260	100.0	100.0
1405 Research Boulevard	72,170	—	—	72,170	1	2,100	87.9	87.9
5 Research Place	63,852	—	—	63,852	1	2,734	100.0	100.0
5 Research Court	51,520	—	—	51,520	1	1,798	100.0	100.0
9920 Belward Campus Drive	51,181	—	—	51,181	1	1,687	100.0	100.0
12301 Parklawn Drive	49,185	—	—	49,185	1	1,329	100.0	100.0
Rockville	1,195,292	258,904	—	1,454,196	22	38,864	95.9	95.9
Gaithersburg
Alexandria Technology Center® – Gaithersburg I	613,438	—	—	613,438	9	15,696	93.7	93.7
9, 25, 35, 45, 50, and 55 West Watkins Mill Road and 910, 930, and 940 Clopper Road
Alexandria Technology Center® – Gaithersburg II	273,357	—	41,627	314,984	6	7,288	98.7	85.7
704 Quince Orchard Road(1), 708 Quince Orchard Road, and 19, 20, 21, and 22 Firstfield Road
401 Professional Drive	63,154	—	—	63,154	1	1,576	92.9	92.9
950 Wind River Lane	50,000	—	—	50,000	1	1,004	100.0	100.0
620 Professional Drive	27,950	—	—	27,950	1	1,191	100.0	100.0
Gaithersburg	1,027,899	—	41,627	1,069,526	18	26,755	95.5	91.7
Beltsville
8000/9000/10000 Virginia Manor Road	191,884	—	—	191,884	1	2,455	96.6	96.6
Northern Virginia
14225 Newbrook Drive	248,186	—	—	248,186	1	5,138	100.0	100.0
Maryland	2,663,261	258,904	41,627	2,963,792	42	$73,212	96.2%	94.7%
	(1) We own a partial interest in this property through a real estate joint venture. Refer to “Joint Venture Financial Information” of this Supplemental Information for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	31

Property Listing (continued)
September 30, 2019
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total
Research Triangle
Research Triangle
Alexandria Technology Center® – Alston	186,870	—	—	186,870	3	$4,005	98.2%	98.2%
100, 800, and 801 Capitola Drive
Alexandria Center® for AgTech, Phase I – Research Triangle	160,846	—	14,154	175,000	1	4,811	100.0	91.9
5 Laboratory Drive
108/110/112/114 TW Alexander Drive	158,417	—	—	158,417	1	4,681	100.0	100.0
Alexandria Innovation Center® – Research Triangle	135,677	—	—	135,677	3	3,643	98.3	98.3
7010, 7020, and 7030 Kit Creek Road
6 Davis Drive	100,000	—	—	100,000	1	1,928	93.5	93.5
7 Triangle Drive	96,626	—	—	96,626	1	3,156	100.0	100.0
2525 East NC Highway 54	82,996	—	—	82,996	1	3,651	100.0	100.0
407 Davis Drive	81,956	—	—	81,956	1	1,644	100.0	100.0
601 Keystone Park Drive	77,395	—	—	77,395	1	1,350	100.0	100.0
6040 George Watts Hill Drive	61,547	—	—	61,547	1	2,148	100.0	100.0
5 Triangle Drive	32,120	—	—	32,120	1	479	54.2	54.2
6101 Quadrangle Drive	30,122	—	—	30,122	1	540	100.0	100.0
Research Triangle	1,204,572	—	14,154	1,218,726	16	32,036	97.8	96.6

Canada	188,967	—	—	188,967	2	4,784	93.7	93.7

Non-cluster markets	483,527	—	—	483,527	14	12,118	75.6	75.6

North America, excluding properties held for sale	25,250,319	1,350,419	562,827	27,163,565	267	1,190,684	96.6%	94.5%

Properties held for sale	124,698	—	—	124,698	2	2,386	54.5%	54.5%

Total – North America	25,375,017	1,350,419	562,827	27,288,263	269	$1,193,070

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	32

Investments in Real Estate
September 30, 2019
(Dollars in thousands)

		Development and Redevelopment
	Operating	4Q19	2020	Intermediate-Term	Future	Subtotal	Total
Investments in real estate
Book value as of September 30, 2019(1)	$14,181,182	$57,316	$885,590	$929,206	$132,167	$2,004,279	$16,185,461

Square footage(2), (3)
Operating	26,073,017	—	—	—	—	—	26,073,017

Construction	—	127,068	1,786,178	—	—	1,913,246	1,913,246
Pre-construction	—	—	568,102	1,070,925	—	1,639,027	1,639,027
Future	—	—	—	4,141,735	5,784,704	9,926,439	9,926,439
Total square footage	26,073,017	127,068	2,354,280	5,212,660	5,784,704	13,478,712	39,551,729
Value-creation square feet currently included in rental properties(4)	—	—	—	(351,185)	(704,268)	(1,055,453)	(1,055,453)
	26,073,017	127,068	2,354,280	4,861,475	5,080,436	12,423,259	38,496,276

Subsequent acquisitions – completed and pending square feet included in the amounts above(3)
4Q19 pending acquisitions	560,000	—	—	—	700,000	700,000	1,260,000
2020 identified acquisitions	138,000	—	—	—	1,500,000	1,500,000	1,638,000
	698,000	—	—	—	2,200,000	2,200,000	2,898,000

(1)
Excludes (i) 4Q19 completed and pending acquisitions, (ii) 2020 identified acquisitions, and (iii) construction spending incurred subsequent to 3Q19. In addition, balances exclude our share of the cost basis associated with our unconsolidated properties, which is classified in investments in unconsolidated real estate joint ventures in our consolidated balance sheets.

(2)
Represents square footage of development and redevelopment projects by period of projected initial occupancy. Multi-tenant projects may have occupancy by tenants over a period of time and stabilization may not occur in the year of initial delivery.

(3)	Includes 4Q19 completed and pending acquisitions through October 28, 2019, and 2020 identified acquisitions. Refer to “Acquisitions” of our Earnings Press Release for additional information.

(4)	Refer to “Definitions and Reconciliations” of this Supplemental Information for additional detail on value-creation square feet currently included in rental properties.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	33

New Class A Development and Redevelopment Properties: Recent Deliveries

September 30, 2019

399 Binney Street				266 and 275 Second Avenue				1655 and 1725 Third Street				279 East Grand Avenue				681 Gateway Boulevard
Greater Boston/Cambridge				Greater Boston/Route 128				San Francisco/Mission Bay/SoMa				San Francisco/South San Francisco				San Francisco/South San Francisco
164,000 RSF				203,757 RSF				593,765 RSF				211,405 RSF				142,400 RSF
In Service:				In Service:				In Service:				In Service:				In Service:
164,000	RSF	|	98.3% Occupied	12,822	RSF	|	100% Occupied	593,765	RSF	|	100% Occupied	200,003	RSF	|	100% Occupied	142,400	RSF	|	89.2% Occupied

Menlo Gateway				Alexandria PARC				188 East Blaine Street				Alexandria Center® for AgTech, Phase I
San Francisco/Greater Stanford				San Francisco/Greater Stanford				Seattle/Lake Union				Research Triangle/Research Triangle
772,983 RSF				197,498 RSF				198,000 RSF				175,000 RSF
In Service:				In Service:				In Service:				In Service:
520,988	RSF	|	100% Occupied	48,547	RSF	|	92.0% Occupied	157,151	RSF	|	100% Occupied	115,703	RSF	|	100% Occupied

Refer to “New Class A Development and Redevelopment Properties: Projected 4Q19-2020 Deliveries and Pre-Construction Projects” of this Supplemental Information for information on the RSF in service and under construction, if applicable.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	34

New Class A Development and Redevelopment Properties: Recent Deliveries (continued)
September 30, 2019
(Dollars in thousands)

Property/Market/Submarket	Our Ownership Interest	Date Delivered	RSF Placed Into Service					Occupancy Percentage(1)	Total Project		Unlevered Yields
											Initial Stabilized	Initial Stabilized (Cash)
			4Q18	1Q19	2Q19	3Q19	Total		RSF	Investment
Consolidated development projects
213 East Grand Avenue/San Francisco/ South San Francisco	100%	12/31/18	300,930	—	—	—	300,930	100%	300,930	$256,600	7.4%	6.5%
399 Binney Street/Greater Boston/Cambridge	100%	Various	—	123,403	—	40,597	164,000	98.3%	164,000	$185,000	7.9	7.3
279 East Grand Avenue/San Francisco/ South San Francisco	100%	Various	—	139,810	24,396	35,797	200,003	100%	211,405	$151,000	7.8	8.1
188 East Blaine Street/Seattle/Lake Union	100%	Various	—	90,615	27,164	39,372	157,151	100%	198,000	$190,000	6.7	6.7

Consolidated redevelopment projects
266 and 275 Second Avenue/Greater Boston/Route 128	100%	Various	—	—	12,822	—	12,822	100%	203,757	$89,000	8.4	7.1
Alexandria Center® for AgTech, Phase I/ Research Triangle/Research Triangle	100%	Various	8,380	2,614	73,809	30,900	115,703	100%	175,000	$77,100	7.6	7.5
9625 Towne Centre Drive/San Diego/ University Town Center	50.1%	11/1/18	163,648	—	—	—	163,648	100%	163,648	$89,000	7.3	7.3
9900 Medical Center Drive/Maryland/Rockville	100%	11/19/18	45,039	—	—	—	45,039	60.6%	45,039	$16,800	8.6	8.4
681 Gateway Boulevard/San Francisco/ South San Francisco	100%	Various	—	66,000	76,400	—	142,400	89.2%	142,400	$116,300	8.5	8.2
Alexandria PARC/San Francisco/ Greater Stanford	100%	3/29/19	—	48,547	—	—	48,547	92.0%	197,498	$152,600	7.3	6.2

Unconsolidated joint venture development projects (RSF represents 100%; dollars and yields represent our share)
1655 and 1725 Third Street/San Francisco/Mission Bay/SoMa	10%	Various	—	—	—	593,765	593,765	100%	593,765	$77,500	7.8	6.1
Menlo Gateway/San Francisco/ Greater Stanford	48.3%	8/30/19	—	—	—	520,988	520,988	100%	772,983	$415,000	7.1	6.4

Unconsolidated joint venture redevelopment project (RSF represents 100%; dollars and yields represent our share)
704 Quince Orchard Road/Maryland/Gaithersburg	56.8%	Various	4,762	10,250	3,470	—	18,482	100%	79,931	$13,300	8.9	8.8
Total			522,759	481,239	218,061	1,261,419	2,483,478				7.5%	6.9%

(1)	Relates to total operating RSF in service as of September 30, 2019.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	35

New Class A Development and Redevelopment Properties: Projected 4Q19 Deliveries

September 30, 2019

266 and 275 Second Avenue	279 East Grand Avenue
Greater Boston/Route 128	San Francisco/South San Francisco
203,757 RSF	211,405 RSF

188 East Blaine Street	704 Quince Orchard Road
Seattle/Lake Union	Maryland/Gaithersburg
198,000 RSF	79,931 RSF

RSF represents development and redevelopment projects by period of projected initial occupancy. Multi-tenant projects may have occupancy by tenants over a period of time.

Refer to the “New Class A Development and Redevelopment Properties: Recent Deliveries” and “New Class A Development and Redevelopment Properties: Projected 4Q19–2020 Deliveries and Pre-Construction Projects” of this Supplemental Information for information on the RSF in service and under construction.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	36

New Class A Development and Redevelopment Properties: Projected 2020 Deliveries and Pre-Construction Projects

September 30, 2019

88 Bluxome Street	201 Haskins Way	Alexandria District for Science and Technology(1)	Alexandria Center® – Long Island City	3115 Merryfield Row
San Francisco/Mission Bay/SoMa	San Francisco/South San Francisco	San Francisco/Greater Stanford	New York City/New York City	San Diego/Torrey Pines
1,070,925 RSF	315,000 RSF	526,178 RSF	176,759 RSF	87,000 RSF

9880 Campus Point Drive and 4150 Campus Point Court	1165 Eastlake Avenue East	9800 Medical Center Drive	9950 Medical Center Drive	8 Davis Drive
San Diego/University Town Center	Seattle/Lake Union	Maryland/Rockville	Maryland/Rockville	Research Triangle/Research Triangle
269,102 RSF	100,086 RSF	174,640 RSF	84,264 RSF	150,000 RSF

RSF represents development and redevelopment projects by period of projected initial occupancy. Multi-tenant projects may have occupancy by tenants over a period of time.

(1)	Campus includes 825 and 835 Industrial Road.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	37

New Class A Development and Redevelopment Properties: Projected 4Q19–2020 Deliveries and Pre-Construction Projects

September 30, 2019

		Square Footage
Property/Market/Submarket	Dev/Redev		CIP			Total Project		Percentage				Occupancy(1)
		In Service	Construction	Pre-Construction	Total			Leased		Leased/Negotiating		Initial	Stabilized
2019 deliveries: consolidated projects
266 and 275 Second Avenue/Greater Boston/Route 128	Redev	184,721	19,036	—	19,036	203,757		100%		100%		1Q18	2019
Alexandria Center® for AgTech, Phase I/Research Triangle/ Research Triangle	Redev	160,846	14,154	—	14,154	175,000		97		100		2Q18	2019
279 East Grand Avenue/San Francisco/South San Francisco	Dev	200,003	11,402	—	11,402	211,405		100		100		1Q19	2020
188 East Blaine Street/Seattle/Lake Union	Dev	157,151	40,849	—	40,849	198,000		79		100		1Q19	2020

2019 deliveries: unconsolidated joint venture projects (amounts represent 100%)
704 Quince Orchard Road/Maryland/Gaithersburg	Redev	38,304	41,627	—	41,627	79,931		65		69		4Q18	2019
2019 deliveries		741,025	127,068	—	127,068	868,093		92		97

2020 projected deliveries: consolidated projects
Alexandria Center® – Long Island City/New York City/ New York City	Redev	36,661	140,098	—	140,098	176,759		21		21		1Q20	2020
9880 Campus Point Drive and 4150 Campus Point Court/ San Diego/University Town Center(2)	Dev	—	98,000	171,102	269,102	269,102		72		74		1Q20	2022
9800 Medical Center Drive/Maryland/Rockville	Dev	—	174,640	—	174,640	174,640		82		100		3Q20	3Q20
9950 Medical Center Drive/Maryland/Rockville	Dev	—	84,264	—	84,264	84,264		100		100		3Q20	3Q20
201 Haskins Way/San Francisco/South San Francisco	Dev	—	315,000	—	315,000	315,000		33		33		3Q20	2021
Alexandria District for Science and Technology/San Francisco/ Greater Stanford	Dev	—	526,178	—	526,178	526,178		37		65		4Q20	2021
1165 Eastlake Avenue East/Seattle/Lake Union	Dev	—	100,086	—	100,086	100,086	(3)	100		100		4Q20	4Q20
2019-2020 projected deliveries: undergoing active construction								66		75

2020 projected deliveries: recently acquired redevelopment projects
945 Market Street/San Francisco/Mission Bay/SoMa	Redev	—	255,765	—	255,765	255,765	(3)	—	(4)	—	(4)	4Q20	2021/22
3160 Porter Drive/San Francisco/Greater Stanford	Redev	—	92,147	—	92,147	92,147	(3)	—	(4)	—	(4)	4Q20	2021
								58%		66%
2020 projected deliveries: marketing and pre-construction projects
3115 Merryfield Row/San Diego/Torrey Pines	Dev	—	—	87,000	87,000	87,000						4Q20/1Q21	2021
8 Davis Drive/Research Triangle/Research Triangle	Dev	—	—	150,000	150,000	150,000						4Q20	2021
Alexandria Center® for AgTech, Phase II/Research Triangle/ Research Triangle	Dev	—	—	160,000	160,000	160,000						2020	2021
2020 projected deliveries		36,661	1,786,178	568,102	2,354,280	2,390,941

Pre-leased pre-construction project:
88 Bluxome Street/San Francisco/Mission Bay/SoMa	Dev	—	—	1,070,925	1,070,925	1,070,925		58%		58%		TBD	TBD
Total		777,686	1,913,246	1,639,027	3,552,273	4,329,959

(1)
Initial occupancy dates are subject to leasing and/or market conditions. Multi-tenant projects may have occupancy by tenants over a period of time. Stabilized occupancy may vary depending on single tenancy versus multi-tenancy.

(2)	Refer to footnote 3 on the next page.

(3)	During 3Q19, we commenced development and redevelopment of three projects aggregating 447,998 RSF.

(4)	Represents properties recently acquired in 3Q19 with no leases in place. During YTD 3Q19, we have executed leases aggregating 1.2 million RSF of our value-creation pipeline.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	38

New Class A Development and Redevelopment Properties: Projected 4Q19–2020 Deliveries and Pre-Construction Projects (continued)
September 30, 2019
(Dollars in thousands)

	Our Ownership Interest			Cost to Complete			Unlevered Yields
Property/Market/Submarket		In Service	CIP	Construction Loan	ARE Funding	Total at Completion	Initial Stabilized		Initial Stabilized (Cash)

2019 deliveries: consolidated projects
266 and 275 Second Avenue/Greater Boston/Route 128	100%	$79,427	$8,126	$—	$1,447	$89,000	8.4%		7.1%
Alexandria Center® for AgTech, Phase I/Research Triangle/Research Triangle(1)	100%	67,481	6,999	—	2,620	77,100	7.6		7.5
279 East Grand Avenue/San Francisco/South San Francisco	100%	124,146	10,570	—	16,284	151,000	7.8		8.1
188 East Blaine Street/Seattle/Lake Union	100%	122,823	31,621	—	35,556	190,000	6.7		6.7

2019 deliveries: unconsolidated joint venture projects(2)
(amounts represent our share)
704 Quince Orchard Road/Maryland/Gaithersburg	56.8%	5,082	4,326	3,176	716	13,300	8.9		8.8
2019 deliveries		398,959	61,642	3,176	56,623	520,400	7.5		7.3

2020 projected deliveries: consolidated projects
Alexandria Center® – Long Island City/New York City/New York City	100%	16,107	69,464	—	98,729	184,300	5.5		5.6
9880 Campus Point Drive and 4150 Campus Point Court/San Diego/ University Town Center(3)	(2)	—	118,425	—	136,575	255,000	6.3	(3)	6.4	(3)
9800 Medical Center Drive/Maryland/Rockville	100%	—	26,589	—	68,811	95,400	7.7		7.2
9950 Medical Center Drive/Maryland/Rockville	100%	—	20,169	—	34,131	54,300	7.3		6.8
201 Haskins Way/San Francisco/South San Francisco	100%	—	117,742	—	178,258	296,000	6.6		6.6
Alexandria District for Science and Technology/San Francisco/Greater Stanford	100%	—	237,398	—	339,602	577,000	6.5		6.2
1165 Eastlake Avenue East/Seattle/Lake Union	100%	—	37,886	—	100,114	138,000	6.5	(4)	6.3	(4)
		16,107	627,673	—	956,220	1,600,000	6.5		6.3
				$3,176	$1,012,843	$2,120,400	6.7%		6.6%
2020 projected deliveries: recently acquired redevelopment projects
945 Market Street/San Francisco/Mission Bay/SoMa	99.5%	—	188,193
3160 Porter Drive/San Francisco/Greater Stanford	100%	—	26,738

2020 projected deliveries: marketing and pre-construction projects
3115 Merryfield Row/San Diego/Torrey Pines	100%	—	31,857
8 Davis Drive/Research Triangle/Research Triangle	100%	—	3,598
Alexandria Center® for AgTech, Phase II/Research Triangle/Research Triangle(1)	100%	—	7,531
2020 projected deliveries		16,107	885,590
Total		$415,066	$947,232

(1)
New strategic collaborative campus, Alexandria Center® for AgTech – Research Triangle consists of Phase I at 5 Laboratory Drive, including campus amenities, and Phase II at 9 Laboratory Drive. 5 Laboratory Drive includes the high-quality Alexandria LaunchLabs® and amenities that create a dynamic ecosystem to accelerate discovery and commercialization.

(2)	Refer to “Joint Venture Financial Information” and “Definitions and Reconciliations” of this Supplemental Information for additional information.

(3)	Represents a two-phase development project as follows:

•
Initial phase represents 9880 Campus Point Drive, a 98,000 RSF project to develop Alexandria GradLabs™, a highly flexible, first-of-its-kind life science platform designed to provide post-seed-stage life science companies with turnkey, fully furnished office/laboratory suites and an accelerated, scalable path for growth. As of October 28, 2019, the project is 23% leased and we expect initial occupancy in 2020. The R&D building located at 9880 Campus Point Drive was demolished and as of September 30, 2019, continues to be included in our same property performance results. Refer to the “Same Property Comparison” section in “Definitions and Reconciliations” of this Supplemental Information for additional information.

•	Subsequent phase represents 4150 Campus Point Court, a 171,102 RSF, 100% leased pre-construction project with occupancy expected in 2022.

•
Project costs represent development costs for 9880 Campus Point Drive and 4150 Campus Point Court. Yields represent expected aggregate returns for Campus Pointe by Alexandria including 9880, 10290, and 10300 Campus Point Drive and 4150 Campus Point Court.

(4)
Yields represent anticipated aggregate returns for 1165 Eastlake Avenue, an amenity-rich research headquarter for Adaptive Biotechnologies Corporation, and 1208 Eastlake Avenue, an adjacent multi-tenant office/laboratory building.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	39

New Class A Development and Redevelopment Properties: Summary of Pipeline
September 30, 2019
(Dollars in thousands)

Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Projected Deliveries(1)
			2019	2020	Intermediate-Term		Future	Total
Greater Boston
266 and 275 Second Avenue/Route 128	100%	$8,126	19,036	—	—		—	19,036
325 Binney Street/Cambridge	100%	106,079	—	—	208,965	(2)	—	208,965
15 Necco Street/Seaport Innovation District	100%	161,931	—	—	293,000		—	293,000
99 A Street/Seaport Innovation District	96.7%	39,527	—	—	235,000	(3)	—	235,000
10 Necco Street/Seaport Innovation District	100%	84,378	—	—	175,000		—	175,000
215 Presidential Way/Route 128	100%	6,049	—	—	130,000		—	130,000
Alexandria Technology Square®/Cambridge	100%	7,787	—	—	—		100,000	100,000
100 Tech Drive/Route 128	100%	—	—	—	—		300,000	300,000
231 Second Avenue/Route 128	100%	1,251	—	—	—		32,000	32,000
Other value-creation projects	100%	8,695	—	—	—		41,955	41,955
		423,823	19,036	—	1,041,965		473,955	1,534,956
San Francisco
279 East Grand Avenue/South San Francisco	100%	10,570	11,402	—	—		—	11,402
201 Haskins Way/South San Francisco	100%	117,742	—	315,000	—		—	315,000
Alexandria District for Science and Technology/Greater Stanford	100%	237,398	—	526,178	—		—	526,178
945 Market Street/Mission Bay/SoMa	99.5%	188,193	—	255,765	—		—	255,765
3160 Porter Drive/Greater Stanford	100%	26,738	—	92,147	—		—	92,147
88 Bluxome Street/Mission Bay/SoMa	100%	191,880	—	—	1,070,925	(3), (4)	—	1,070,925
505 Brannan Street, Phase II/Mission Bay/SoMa	99.7%	17,349	—	—	165,000		—	165,000
960 Industrial Road/Greater Stanford	100%	103,403	—	—	587,000	(3)	—	587,000
East Grand Avenue/South San Francisco	100%	5,988	—	—	—		90,000	90,000
Pending acquisition/San Francisco Bay Area	(5)	(5)	—	—	—		700,000	700,000
Other value-creation projects	100%	50,125	—	—	418,000		25,000	443,000
		$949,386	11,402	1,189,090	2,240,925		815,000	4,256,417

(1)    Represents square footage of development and redevelopment projects by period of projected initial occupancy. Multi-tenant projects may have occupancy by tenants over a period of time.
(2)    We are seeking additional entitlements to increase the density of the site from its current 208,965 RSF.
(3)    Represents total square footage upon completion of development of a new Class A property. RSF presented includes rentable square footage of buildings currently in operation at properties that were recently acquired for their inherent future development opportunities, with the intent to demolish the existing property upon expiration of the existing in-place leases and commencement of future construction. Refer to “Definitions and Reconciliations” of this Supplemental Information for additional detail on value-creation square feet currently included in rental properties.
(4)    This project is currently undergoing pre-construction. Refer to “New Class A Development and Redevelopment Properties: 4Q19-2020 Deliveries and Pre-Construction Projects” of this Supplemental Information for additional information.
(5)    Refer to “Acquisitions” in our Earnings Press Release for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	40

New Class A Development and Redevelopment Properties: Summary of Pipeline (continued)
September 30, 2019
(Dollars in thousands)

Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Projected Deliveries(1)
			2019	2020	Intermediate-Term	Future		Total
New York City
Alexandria Center® – Long Island City/New York City	100%	$69,464	—	140,098	—	—		140,098
Alexandria Center® for Life Science – New York City/New York City	100%	22,300	—	—	550,000	—		550,000
47-50 30th Street/New York City	100%	26,706	—	—	135,938	—		135,938
219 East 42nd Street/New York City	100%	—	—	—	—	579,947	(2)	579,947
		118,470	—	140,098	685,938	579,947		1,405,983
San Diego
Campus Pointe by Alexandria/University Town Center	(3)	168,512	—	269,102	120,000	629,445	(3), (4)	1,018,547
3115 Merryfield Row/Torrey Pines	100%	31,857	—	87,000	—	—		87,000
5200 Illumina Way/University Town Center	51%	11,762	—	—	451,832	—		451,832
Townsgate by Alexandria/Del Mar Heights	100%	19,460	—	—	125,000	—		125,000
4075 Sorrento Valley Boulevard/Sorrento Valley	100%	7,563	—	—	—	149,000	(4)	149,000
Vista Wateridge/Sorrento Mesa	100%	4,022	—	—	—	163,000		163,000
Pending acquisition/San Diego	(5)	(5)	—	—	—	700,000		700,000
Other value-creation projects	100%	5,928	—	—	—	222,895		222,895
		249,104	—	356,102	696,832	1,864,340		2,917,274
Seattle
188 East Blaine Street/Lake Union	100%	31,621	40,849	—	—	—		40,849
1165 Eastlake Avenue East/Lake Union	100%	37,886	—	100,086	—	—		100,086
1150 Eastlake Avenue East/Lake Union	100%	32,324	—	—	260,000	—		260,000
701 Dexter Avenue North/Lake Union	100%	40,780	—	—	217,000	—		217,000
601 Dexter Avenue/Lake Union	100%	30,447	—	—	—	188,400	(4)	188,400
Mercer Mega Block/Lake Union	(5)	(5)	—	—	—	800,000		800,000
		$173,058	40,849	100,086	477,000	988,400		1,606,335

(1)    Represents square footage of development and redevelopment projects by period of projected initial occupancy. Multi-tenant projects may have occupancy by tenants over a period of time.
(2)    Includes 349,947 RSF in operation with an opportunity to either convert the existing office space into office/laboratory space through future redevelopment or to expand the building by an additional 230,000 RSF through ground-up development. The building is currently occupied by Pfizer Inc. with a remaining lease term of six years.
(3)    During 3Q19, primarily through strategic planning as part of our recently completed acquisitions at 4161 Campus Point Court and 10260 Campus Point Drive, we obtained additional entitlements aggregating 219,100 RSF. This additional RSF will be allocated across new ground-up development projects within our Campus Pointe by Alexandria campus. Refer to “Joint Venture Financial Information” of this Supplemental Information for additional information on our ownership interest.
(4)     Represents total square footage upon completion of development of a new Class A property. RSF presented includes rentable square footage of buildings currently in operation at properties that were recently acquired for their inherent future development opportunities, with the intent to demolish the existing property upon expiration of the existing in-place leases and commencement of future construction. Refer to “Definitions and Reconciliations” of this Supplemental Information for additional detail on value-creation square feet currently included in rental properties.
(5)    Refer to “Acquisitions” in our Earnings Press Release for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	41

New Class A Development and Redevelopment Properties: Summary of Pipeline (continued)
September 30, 2019
(Dollars in thousands)

Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Projected Deliveries(1)
			2019	2020	Intermediate-Term	Future	Total
Maryland
704 Quince Orchard Road/Gaithersburg	56.8%	(2)	41,627	—	—	—	41,627
9800 Medical Center Drive/Rockville	100%	$27,820	—	174,640	—	64,000	238,640
9950 Medical Center Drive/Rockville	100%	20,169	—	84,264	—	—	84,264
		47,989	41,627	258,904	—	64,000	364,531
Research Triangle
Alexandria Center® for AgTech, Phase I/Research Triangle	100%	6,999	14,154	—	—	—	14,154
Alexandria Center® for AgTech, Phase II/Research Triangle	100%	7,531	—	160,000	—	—	160,000
8 Davis Drive/Research Triangle	100%	4,319	—	150,000	70,000	—	220,000
6 Davis Drive/Research Triangle	100%	15,609	—	—	—	800,000	800,000
Other value-creation projects	100%	4,149	—	—	—	76,262	76,262
		38,607	14,154	310,000	70,000	876,262	1,270,416
Other value-creation projects	100%	3,842	—	—	—	122,800	122,800
		$2,004,279	127,068	2,354,280	5,212,660	5,784,704	13,478,712	(3)

(1)	Represents square footage of development and redevelopment projects by period of projected initial occupancy. Multi-tenant projects may have occupancy by tenants over a period of time.

(2)
This property is held by an unconsolidated real estate joint venture. Refer to “Joint Venture Financial Information” of this Supplemental Information for additional information on our ownership interest.

(3)
Total rentable square footage includes 1.1 million RSF of buildings currently in operation that will be redeveloped or replaced with new development RSF upon commencement of future construction. Refer to “Definitions and Reconciliations” of this Supplemental Information for additional detail on value-creation square feet currently included in rental properties.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	42

Construction Spending
September 30, 2019
(Dollars in thousands, except per RSF amounts)

Nine Months Ended
Construction Spending	September 30, 2019
Additions to real estate – consolidated projects	$914,722
Investments in unconsolidated real estate joint ventures	99,955
Contributions from noncontrolling interests	(8,033)
Construction spending (cash basis)(1)	1,006,644
Change in accrued construction	12,128
Construction spending for the nine months ended September 30, 2019	1,018,772
Projected construction spending for the three months ending December 31, 2019	281,228
Guidance midpoint	$1,300,000

Year Ending
Projected Construction Spending	December 31, 2019
Development, redevelopment, and pre-construction projects	$1,041,000
Investments in unconsolidated real estate joint ventures	102,000
Contributions from noncontrolling interests (consolidated real estate joint ventures)	(22,000)
Generic laboratory infrastructure/building improvement projects	150,000
Non-revenue-enhancing capital expenditures and tenant improvements	29,000
Guidance midpoint	$1,300,000

Non-Revenue-Enhancing Capital Expenditures(2)	Nine Months Ended		Recent Average per RSF(3)
	September 30, 2019
	Amount	Per RSF
Non-revenue-enhancing capital expenditures	$8,158	$0.35	$0.50

Tenant improvements and leasing costs:
Re-tenanted space	$22,384	$26.72	$22.31
Renewal space	12,190	11.98	13.22
Total tenant improvements and leasing costs/weighted-average	$34,574	$18.63	$16.80

(1)	Includes revenue-enhancing projects and non-revenue-enhancing capital expenditures.

(2)	Excludes amounts that are recoverable from tenants, related to revenue-enhancing capital expenditures, or related to properties that have undergone redevelopment.

(3)	Represents the average of 2015 to 2018 and the nine months ended September 30, 2019, annualized.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	43

Joint Venture Financial Information
September 30, 2019
(Dollars in thousands)

Consolidated Real Estate Joint Ventures		Unconsolidated Real Estate Joint Ventures
Property/Market/Submarket	Noncontrolling Interest Share(1)	Property/Market/Submarket	Our Ownership Share(2)
500 Forbes Boulevard/San Francisco/South San Francisco	90.0%	1401/1413 Research Boulevard/Maryland/Rockville	65.0%	(3)
225 Binney Street/Greater Boston/Cambridge	70.0%	704 Quince Orchard Road/Maryland/Gaithersburg	56.8%	(3)
75/125 Binney Street/Greater Boston/Cambridge	60.0%	Menlo Gateway/San Francisco/Greater Stanford	48.3%
1500 Owens Street/San Francisco/Mission Bay/SoMa	49.9%	1655 and 1725 Third Street/San Francisco/Mission Bay/SoMa	10.0%
9625 Towne Centre Drive/San Diego/University Town Center	49.9%
5200 Illumina Way/San Diego/University Town Center	49.0%
Campus Pointe by Alexandria/San Diego/University Town Center(4)	45.0%
409 and 499 Illinois Street/San Francisco/Mission Bay/SoMa	40.0%

(1)	In addition to the consolidated real estate joint ventures listed, various partners hold insignificant noncontrolling interests in five other joint ventures in North America.

(2)	In addition to the unconsolidated real estate joint ventures listed, we hold one other insignificant unconsolidated real estate joint venture in North America.

(3)	Represents our ownership interest; our voting interest is limited to 50%.

(4)	Includes 10210, 10260, 10290, and 10300 Campus Point Drive and 4110, 4161, 4224, and 4242 Campus Point Court in our University Town Center submarket.

	As of September 30, 2019
	Noncontrolling Interest Share of Consolidated Real Estate JVs	Our Share of Unconsolidated Real Estate JVs
Investments in real estate	$1,078,266	$459,553
Cash and cash equivalents and restricted cash	29,255	8,902
Other assets	128,973	32,612
Secured notes payable (refer to page 48)	—	(139,076)
Other liabilities	(63,106)	(21,801)
Redeemable noncontrolling interests	(12,099)	—
	$1,161,289	$340,190

	Noncontrolling Interest Share of Consolidated Real Estate JVs		Our Share of Unconsolidated Real Estate JVs
	September 30, 2019		September 30, 2019
	Three Months Ended	Nine Months Ended	Three Months Ended	Nine Months Ended
Total revenues	$26,681	$65,360	$6,271	$12,322
Rental operations	(6,988)	(17,740)	(606)	(1,896)
	19,693	47,620	5,665	10,426
General and administrative	(92)	(220)	(26)	(91)
Interest	—	—	(843)	(1,312)
Depreciation and amortization	(8,621)	(20,784)	(1,845)	(3,664)
Fixed returns allocated to redeemable noncontrolling interests(1)	219	654	—	—
	$11,199	$27,270	$2,951	$5,359

Straight-line rent and below-market lease revenue	$1,598	$3,399	$3,313	$4,329
Funds from operations(2)	$19,820	$48,054	$4,796	$9,023

(1)
Represents an allocation of joint venture earnings to redeemable noncontrolling interests primarily in one property in our South San Francisco submarket. These redeemable noncontrolling interests earn a fixed return on their investment rather than participate in the operating results of the property.

(2)
Refer to “Funds from Operations and Funds from Operations Per Share” in our Earnings Press Release and the “Funds From Operations and Funds From Operations, As Adjusted, Attributable to Alexandria’s Common Stockholders” section in “Definitions and Reconciliations” in this Supplemental Information for the definition and reconciliation from the most directly comparable GAAP measure.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	44

Investments
September 30, 2019
(Dollars in thousands)

We present our equity investments at fair value whenever fair value or net asset value (“NAV”) is readily available. Adjustments for our limited partnership investments represent changes in reported NAV as a practical expedient to estimate fair value. For investments without readily available fair values, we adjust the carrying amount whenever such investments have an observable price change and further adjustments are not made until another price change, if any, is observed. Refer to the “Investments” section in “Definitions and Reconciliations” of this Supplemental Information for additional information.

	September 30, 2019				Year Ended December 31, 2018
	Three Months Ended		Nine Months Ended
Realized gains (losses)	$6,967	(1)	$28,759	(1)	$37,129	(2)
Unrealized (losses) gains	(70,043)		13,221		99,634
Investment (loss) income	$(63,076)		$41,980		$136,763

Investments	Cost	Adjustments		Carrying Amount
Fair value:
Publicly traded companies	$173,063	$39,956	(3)	$213,019
Entities that report NAV	253,696	139,608		393,304

Entities that do not report NAV:
Entities with observable price changes	42,017	73,812		115,829
Entities without observable price changes	268,302	—		268,302
September 30, 2019	$737,078	$253,376		$990,454

June 30, 2019	$734,435	$323,419		$1,057,854

(1)
Includes realized gains for the three and nine months ended September 30, 2019 of $14.1 million and $35.9 million, respectively, and $7.1 million of impairments related to three privately held non-real estate investments recognized in 3Q19.

(2)
Includes realized gains of $14.7 million related to two publicly traded non-real estate investments and impairment of $5.5 million primarily related to one privately held non-real estate investment. Excluding these gains and impairment, our realized gains on non-real estate investments were $27.9 million for the year ended December 31, 2018.

(3)	Includes gross unrealized gains and losses of $69.9 million and $29.9 million, respectively.

Public/Private Mix (Cost)

Tenant/Non-Tenant Mix (Cost)

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	45

Key Credit Metrics
September 30, 2019

Net Debt to Adjusted EBITDA(1) and Net Debt and Preferred Stock to Adjusted EBITDA(1)	Unsecured Senior Line of Credit
	(in millions)

5.4x
5.5x
5.8x
5.8x
≤5.3x
≤5.3x(2)
12/31/18
9/30/19
12/31/19
Goal
Net debt to adjusted EBITDA
Net debt and preferred stock to adjusted EBITDA

$1,650
$28
$1,650
$50
$2,200
$208
12/31/16
12/31/17
12/31/18
Remaining amounts available for borrowing under our unsecured senior line of credit

Fixed-Charge Coverage Ratio(1)	Liquidity(3)

	$3.5B

	(in millions)
	Availability under our $2.2 billion unsecured senior line of credit	$1,857
	Outstanding forward equity sales agreements	979
	Cash, cash equivalents, and restricted cash	453
	Investments in publicly traded companies	213
		$3,502

(1)	Quarter annualized.

(2)	In October 2019, we completed the conversion of all 2.3 million outstanding shares of our Series D Convertible Preferred Stock into shares of our common stock.

(3)	As of September 30, 2019.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	46

Summary of Debt
September 30, 2019

Debt maturities chart
(In millions)

Weighted-Average Remaining Term of 10.7 Years

(1)
We generally have limited outstanding borrowings under our $2.2 billion unsecured senior line of credit as of December 31 of each year. Our average outstanding balance as of December 31 for the past three years under our unsecured senior line of credit has been approximately $109.3 million. Additionally, we generally amend and extend the maturity date of our unsecured senior line of credit every two to three years.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	47

Summary of Debt (continued)
September 30, 2019
(Dollars in thousands)

Fixed-rate and variable-rate debt	Fixed-Rate Debt	Variable-Rate Debt	Total	Percentage	Weighted-Average
					Interest Rate(1)	Remaining Term (in years)

Secured notes payable	$351,852	$—	$351,852	5.2%	3.58%	4.3
Unsecured senior notes payable	6,042,831	—	6,042,831	89.7	3.99	11.4
$2.2 billion unsecured senior line of credit	—	343,000	343,000	5.1	3.14	4.3
Total/weighted average	$6,394,683	$343,000	$6,737,683	100.0%	3.93%	10.7
Percentage of total debt	95%	5%	100%

(1)
Represents the weighted-average interest rate as of the end of the applicable period, including expense/income related to our interest rate hedge agreements, amortization of loan fees, amortization of debt premiums (discounts), and other bank fees.

Debt covenants	Unsecured Senior Notes Payable		$2.2 Billion Unsecured Senior Line of Credit
Debt Covenant Ratios(1)	Requirement	September 30, 2019	Requirement	September 30, 2019
Total Debt to Total Assets	≤ 60%	36%	≤ 60.0%	31.3%
Secured Debt to Total Assets	≤ 40%	2%	≤ 45.0%	1.6%
Consolidated EBITDA to Interest Expense	≥ 1.5x	6.2x	≥ 1.50x	3.83x
Unencumbered Total Asset Value to Unsecured Debt	≥ 150%	260%	N/A	N/A
Unsecured Interest Coverage Ratio	N/A	N/A	≥ 1.75x	6.07x

(1)	All covenant ratio titles utilize terms as defined in the respective debt agreements. EBITDA is not calculated pursuant to the definition set forth by the SEC in Exchange Act Release No. 47226.

Unconsolidated real estate joint ventures’ debt					100% at JV Level
Unconsolidated Joint Venture	Our Share	Maturity Date	Stated Rate	Interest Rate(1)	Debt Balance(2)	Remaining Commitments
1401/1413 Research Boulevard	65.0%	5/17/20	L+2.50%	5.60%	$25,467	$3,268
1655 and 1725 Third Street(3)	10.0%	6/29/21	L+3.70%	5.80%	282,513	92,487
704 Quince Orchard Road	56.8%	3/16/23	L+1.95%	4.23%	7,571	7,300
Menlo Gateway, Phase II	48.3%	5/1/35	4.53%	4.59%	43,700	112,126
Menlo Gateway, Phase I	48.3%	8/10/35	4.15%	4.18%	142,721	—
					$501,972	$215,181

(1)	Includes interest expense and amortization of loan fees.

(2)	Represents outstanding principal, net of unamortized deferred financing costs, as of September 30, 2019.

(3)
This unconsolidated joint venture is in the process of refinancing this loan to, among other changes, extend the maturity date and fix the interest rate. We expect the refinancing to be completed in the next several quarters.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	48

Summary of Debt (continued)
September 30, 2019
(Dollars in thousands)

Debt	Stated Rate	Interest Rate(1)	Maturity Date(2)	Principal Payments Remaining for the Periods Ending December 31,						Principal	Unamortized (Deferred Financing Cost), (Discount)/Premium	Total
				2019	2020	2021	2022	2023	Thereafter
Secured notes payable
San Diego	4.66%	4.90%	1/1/23	$430	$1,763	$1,852	$1,942	$26,259	$—	$32,246	$(214)	$32,032
Greater Boston	3.93%	3.19	3/10/23	382	1,566	1,628	1,693	74,517	—	79,786	1,904	81,690
Greater Boston	4.82%	3.40	2/6/24	790	3,206	3,395	3,564	3,742	183,527	198,224	11,639	209,863
San Francisco	4.14%	4.42	7/1/26	—	—	—	—	—	28,200	28,200	(661)	27,539
San Francisco	6.50%	6.50	7/1/36	—	25	26	28	30	619	728	—	728
Secured debt weighted-average interest rate/subtotal	4.55%	3.58		1,602	6,560	6,901	7,227	104,548	212,346	339,184	12,668	351,852

$2.2 billion unsecured senior line of credit	L+0.825%	3.14	1/28/24	—	—	—	—	—	343,000	343,000	—	343,000
Unsecured senior notes payable	3.90%	4.04	6/15/23	—	—	—	—	500,000	—	500,000	(2,212)	497,788
Unsecured senior notes payable – green bond	4.00%	4.03	1/15/24	—	—	—	—	—	650,000	650,000	(600)	649,400
Unsecured senior notes payable	3.45%	3.62	4/30/25	—	—	—	—	—	600,000	600,000	(4,882)	595,118
Unsecured senior notes payable	4.30%	4.50	1/15/26	—	—	—	—	—	300,000	300,000	(3,060)	296,940
Unsecured senior notes payable – green bond	3.80%	3.96	4/15/26	—	—	—	—	—	350,000	350,000	(3,201)	346,799
Unsecured senior notes payable	3.95%	4.13	1/15/27	—	—	—	—	—	350,000	350,000	(3,674)	346,326
Unsecured senior notes payable	3.95%	4.07	1/15/28	—	—	—	—	—	425,000	425,000	(3,507)	421,493
Unsecured senior notes payable	4.50%	4.60	7/30/29	—	—	—	—	—	300,000	300,000	(2,181)	297,819
Unsecured senior notes payable	2.75%	2.87	12/15/29	—	—	—	—	—	400,000	400,000	(4,189)	395,811
Unsecured senior notes payable	4.70%	4.81	7/1/30	—	—	—	—	—	450,000	450,000	(3,995)	446,005
Unsecured senior notes payable	3.375%	3.48	8/15/31	—	—	—	—	—	750,000	750,000	(7,685)	742,315
Unsecured senior notes payable	4.85%	4.93	4/15/49	—	—	—	—	—	300,000	300,000	(3,475)	296,525
Unsecured senior notes payable	4.00%	3.91	2/1/50	—	—	—	—	—	700,000	700,000	10,492	710,492
Unsecured debt weighted-average/subtotal		3.95		—	—	—	—	500,000	5,918,000	6,418,000	(32,169)	6,385,831
Weighted-average interest rate/total		3.93%		$1,602	$6,560	$6,901	$7,227	$604,548	$6,130,346	$6,757,184	$(19,501)	$6,737,683

Balloon payments				$—	$—	$—	$—	$600,487	$6,129,421	$6,729,908	$—	$6,729,908
Principal amortization				1,602	6,560	6,901	7,227	4,061	925	27,276	(19,501)	7,775
Total debt				$1,602	$6,560	$6,901	$7,227	$604,548	$6,130,346	$6,757,184	$(19,501)	$6,737,683

Fixed-rate/hedged variable-rate debt				$1,602	$6,560	$6,901	$7,227	$604,548	$5,787,346	$6,414,184	$(19,501)	$6,394,683
Unhedged variable-rate debt				—	—	—	—	—	343,000	343,000	—	343,000
Total debt				$1,602	$6,560	$6,901	$7,227	$604,548	$6,130,346	$6,757,184	$(19,501)	$6,737,683

Weighted-average stated rate on maturing debt				N/A	N/A	N/A	N/A	3.94%	3.75%

(1)	Represents the weighted-average interest rate as of the end of the applicable period, including amortization of loan fees, amortization of debt premiums (discounts), and other bank fees.

(2)	Reflects any extension options that we control.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	49

Definitions and Reconciliations
September 30, 2019

This section contains additional information for sections throughout this Supplemental Information package and the accompanying Earnings Press Release, as well as explanations and reconciliations of certain non-GAAP financial measures and the reasons why we use these supplemental measures of performance and believe they provide useful information to investors. Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Adjusted EBITDA and Adjusted EBITDA margin

The following table reconciles net income (loss) and revenues, the most directly comparable financial measures calculated and presented in accordance with GAAP, to Adjusted EBITDA and revenues, as adjusted, respectively:

	Three Months Ended
(Dollars in thousands)	9/30/19	6/30/19	3/31/19	12/31/18	9/30/18
Net (loss) income	$(36,003)	$87,179	$136,818	$(18,631)	$219,359
Interest expense	46,203	42,879	39,100	40,239	42,244
Income taxes	887	890	1,297	613	568
Depreciation and amortization	135,570	134,437	134,087	124,990	119,600
Stock compensation expense	10,935	11,437	11,029	9,810	9,986
Loss on early extinguishment of debt	40,209	—	7,361	—	1,122
Our share of gain on early extinguishment of debt from unconsolidated real estate JVs	—	—	—	—	(761)
Gain on sale of real estate	—	—	—	(8,704)	—
Our share of gain on sales of real estate from unconsolidated real estate JVs	—	—	—	—	(35,678)
Significant realized gains on non-real estate investments	—	—	—	(6,428)	—
Unrealized losses (gains) on non-real estate investments	70,043	(11,058)	(72,206)	94,850	(117,188)
Impairment of non-real estate investments	7,133	—	—	5,483	—
Adjusted EBITDA	$274,977	$265,764	$257,486	$242,222	$239,252

Revenues	$390,484	$373,856	$358,842	$340,463	$341,823
Non-real estate investments – total realized gains	6,967	10,442	11,350	11,319	5,015
Significant realized gains on non-real estate investments	—	—	—	(6,428)	—
Impairment of non-real estate investments	7,133	—	—	5,483	—
Revenues, as adjusted	$404,584	$384,298	$370,192	$350,837	$346,838

Adjusted EBITDA margin	68%	69%	70%	69%	69%

We use Adjusted EBITDA as a supplemental performance measure of our operations, for financial and operational decision-making, and as a supplemental means of evaluating period-to-period comparisons on a consistent basis. Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation, and amortization (“EBITDA”), excluding stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, and impairments of real estate. Adjusted EBITDA also excludes unrealized gains or losses and significant realized gains and impairments that result from our non-real estate investments. These non-real estate investment amounts are classified in our consolidated statements of operations outside of revenues.

We believe Adjusted EBITDA provides investors with relevant and useful information as it allows investors to evaluate the operating performance of our business activities without having to account for differences recognized because of real estate and non-real estate investment and disposition decisions, financing decisions, capital structure, capital market transactions, and variances resulting from the volatility of market conditions outside of our control. For example, we exclude gains or losses on the early extinguishment of debt to allow investors to measure our performance independent of our indebtedness and capital structure. We believe that adjusting for the effects of impairments and gains or losses on sales of real estate, and significant impairments and significant gains on the sale of non-real estate investments allows investors to evaluate performance from period to period on a consistent basis without having to account for differences recognized because of real estate and non-real estate investment and disposition decisions. We believe that excluding charges related to stock compensation and unrealized gains or losses facilitates for investors a comparison of our business activities across periods without the volatility resulting from market forces outside of our control. Adjusted EBITDA has limitations as a measure of our performance. Adjusted EBITDA does not reflect our historical expenditures or future requirements for capital expenditures or contractual commitments. While Adjusted EBITDA is a relevant measure of performance, it does not represent net income (loss) or cash flows from operations calculated and presented in accordance with GAAP, and it should not be considered as an alternative to those indicators in evaluating performance or liquidity.

Our calculation of Adjusted EBITDA margin divides Adjusted EBITDA by our revenues, as adjusted. We believe that revenues, as adjusted, provides a denominator for Adjusted EBITDA margin that is calculated on a basis more consistent with that of the Adjusted EBITDA numerator. Specifically, revenues, as adjusted, includes the same realized gains on, and impairments of, non-real estate investments that are included in the reconciliation of Adjusted EBITDA. We believe that the consistent application of results from our non-real estate investments to both the numerator and denominator of Adjusted EBITDA margin provides a more useful calculation for the comparison across periods.

Annual rental revenue

Annual rental revenue represents the annualized fixed base rental amount, in effect as of the end of the period, related to our operating RSF. Annual rental revenue is presented using 100% of the annual rental revenue of our consolidated properties and our share of annual rental revenue for our unconsolidated real estate joint ventures. Annual rental revenue per RSF is computed by dividing annual rental revenue by the sum of 100% of the RSF of our consolidated properties and our share of the RSF of properties held in unconsolidated real estate joint ventures. As of September 30, 2019, approximately 97% of our leases (on an RSF basis) were triple net leases, which require tenants to pay substantially all real estate taxes, insurance, utilities, repairs and maintenance, common area expenses, and other operating expenses (including increases thereto) in addition to base rent. Annual rental revenue excludes these operating expenses recovered from our tenants. Amounts recovered from our tenants related to these operating expenses, along with base rent, are classified in income from rentals in our consolidated statements of operations.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	50

Definitions and Reconciliations (continued)
September 30, 2019

Cash interest

Cash interest is equal to interest expense calculated in accordance with GAAP plus capitalized interest, less amortization of loan fees and debt premiums (discounts). Refer to the definition of fixed-charge coverage ratio for a reconciliation of interest expense, the most directly comparable financial measure calculated and presented in accordance with GAAP, to cash interest.

Class A properties and AAA locations

Class A properties are properties clustered in AAA locations that provide innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Class A properties generally command higher annual rental rates than other classes of similar properties.

AAA locations are in close proximity to concentrations of specialized skills, knowledge, institutions, and related businesses. Such locations are generally characterized by high barriers to entry for new landlords, high barriers to exit for tenants, and a limited supply of available space.

Development, redevelopment, and pre-construction

A key component of our business model is our disciplined allocation of capital to the development and redevelopment of new Class A properties, and property enhancements identified during the underwriting of certain acquired properties, located in collaborative life science, technology, and agtech campuses in AAA urban innovation clusters. These projects are generally focused on providing high-quality, generic, and reusable spaces that meet the real estate requirements of, and are reusable by, a wide range of tenants. Upon completion, each value-creation project is expected to generate a significant increase in rental income, net operating income, and cash flows. Our development and redevelopment projects are generally in locations that are highly desirable to high-quality entities, which we believe results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value.

Development projects generally consist of the ground-up development of generic and reusable facilities. Redevelopment projects consist of the permanent change in use of office, warehouse, and shell space into office/laboratory, tech office, or agtech space. We generally will not commence new development projects for aboveground construction of new Class A office/laboratory, tech office, and agtech space without first securing significant pre-leasing for such space, except when there is solid market demand for high-quality Class A properties.

Pre-construction activities include entitlements, permitting, design, site work, and other activities preceding commencement of construction of aboveground building improvements. The advancement of pre-construction efforts is focused on reducing the time required to deliver projects to prospective tenants. These critical activities add significant value for future ground-up development and are required for the vertical construction of buildings. Ultimately, these projects will provide high-quality facilities and are expected to generate significant revenue and cash flows.

Dividend payout ratio (common stock)

Dividend payout ratio (common stock) is the ratio of the absolute dollar amount of dividends on our common stock (shares of common stock outstanding on the respective record dates multiplied by the related dividend per share) to funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted.

Dividend yield

Dividend yield for the quarter represents the annualized quarter dividend divided by the closing common stock price at the end of the quarter.

Fixed-charge coverage ratio

Fixed-charge coverage ratio is a non-GAAP financial measure representing the ratio of Adjusted EBITDA to fixed charges. We believe this ratio is useful to investors as a supplemental measure of our ability to satisfy fixed financing obligations and preferred stock dividends. Cash interest is equal to interest expense calculated in accordance with GAAP plus capitalized interest, less amortization of loan fees and debt premiums (discounts).

The following table reconciles interest expense, the most directly comparable financial measure calculated and presented in accordance with GAAP, to cash interest and fixed charges:

	Three Months Ended
(Dollars in thousands)	9/30/19	6/30/19	3/31/19	12/31/18	9/30/18
Adjusted EBITDA	$274,977	$265,764	$257,486	$242,222	$239,252

Interest expense	$46,203	$42,879	$39,100	$40,239	$42,244
Capitalized interest	24,558	21,674	18,509	19,902	17,431
Amortization of loan fees	(2,251)	(2,380)	(2,233)	(2,401)	(2,734)
Amortization of debt premiums	1,287	782	801	611	614
Cash interest	69,797	62,955	56,177	58,351	57,555
Dividends on preferred stock	1,173	1,005	1,026	1,155	1,301
Fixed charges	$70,970	$63,960	$57,203	$59,506	$58,856

Fixed-charge coverage ratio:
– quarter annualized	3.9x	4.2x	4.5x	4.1x	4.1x
– trailing 12 months	4.1x	4.2x	4.2x	4.2x	4.3x

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	51

Definitions and Reconciliations (continued)
September 30, 2019

Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders

GAAP-basis accounting for real estate assets utilizes historical cost accounting and assumes that real estate values diminish over time. In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Nareit Board of Governors established funds from operations as an improved measurement tool. Since its introduction, funds from operations has become a widely used non-GAAP financial measure among equity REITs. We believe that funds from operations is helpful to investors as an additional measure of the performance of an equity REIT. Moreover, we believe that funds from operations, as adjusted, allows investors to compare our performance to the performance of other real estate companies on a consistent basis, without having to account for differences recognized because of real estate investment and disposition decisions, financing decisions, capital structure, capital market transactions, and variances resulting from the volatility of market conditions outside of our control. On January 1, 2019, we adopted standards established by the Nareit Board of Governors in its November 2018 White Paper (the “Nareit White Paper”) on a prospective basis. The Nareit White Paper defines funds from operations as net income (computed in accordance with GAAP), excluding gains or losses on sales of real estate, and impairments of real estate, plus real estate-related depreciation and amortization, and after adjustments for our share of consolidated and unconsolidated partnerships and real estate joint ventures. Impairments represent the write-down of assets when fair value over the recoverability period is less than the carrying value due to changes in general market conditions and do not necessarily reflect the operating performance of the properties during the corresponding period.

We compute funds from operations, as adjusted, as funds from operations calculated in accordance with the Nareit White Paper, excluding significant gains, losses, and impairments realized on non-real estate investments, unrealized gains or losses on non-real estate investments, gains or losses on early extinguishment of debt, gains or losses on early termination of interest rate hedge agreements, preferred stock redemption charges, deal costs, and the amount of such items that is allocable to our unvested restricted stock awards. Neither funds from operations nor funds from operations, as adjusted, should be considered as alternatives to net income (determined in accordance with GAAP) as indications of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as measures of liquidity, nor are they indicative of the availability of funds for our cash needs, including our ability to make distributions.

The following table reconciles net income to funds from operations for the share of consolidated real estate joint ventures attributable to noncontrolling interests and our share of unconsolidated real estate joint ventures:

	Noncontrolling Interest Share of Consolidated Real Estate JVs		Our Share of Unconsolidated Real Estate JVs
	September 30, 2019		September 30, 2019
(In thousands)	Three Months Ended	Nine Months Ended	Three Months Ended	Nine Months Ended
Net income	$11,199	$27,270	$2,951	$5,359
Depreciation and amortization	8,621	20,784	1,845	3,664
Funds from operations	$19,820	$48,054	$4,796	$9,023

Initial stabilized yield (unlevered)
Initial stabilized yield is calculated as the estimated amounts of net operating income at stabilization divided by our investment in the property. Our initial stabilized yield excludes the benefit of leverage. Our cash rents related to our value-creation projects are generally expected to increase over time due to contractual annual rent escalations. Our estimates for initial stabilized yields, initial stabilized yields (cash basis), and total costs at completion represent our initial estimates at the commencement of the project. We expect to update this information upon completion of the project, or sooner if there are significant changes to the expected project yields or costs.

•	Initial stabilized yield reflects rental income, including contractual rent escalations and any rent concessions over the term(s) of the lease(s), calculated on a straight-line basis.

•	Initial stabilized yield (cash basis) reflects cash rents at the stabilization date after initial rental concessions, if any, have elapsed and our total cash investment in the property.

Investment-grade or publicly traded large cap tenants

Investment-grade or publicly traded large cap tenants represent tenants that are investment-grade rated or publicly traded companies with an average daily market capitalization greater than $10 billion for the twelve months ended September 30, 2019, as reported by Bloomberg Professional Services. In addition, we monitor the credit quality and related material changes of our tenants. Material changes that cause a tenant’s market capitalization to decline below $10 billion, which are not immediately reflected in the twelve-month average, may result in their exclusion from this measure.

Investments

We hold investments in publicly traded companies and privately held entities primarily involved in the life science and technology industries. We recognize, measure, present, and disclose these investments as follows:

Statements of Operations
	Balance Sheet	Gains and Losses
	Carrying Amount	Unrealized	Realized

Difference between proceeds received upon disposition and historical cost
Publicly traded companies	Fair value	Changes in fair value
Privately held entities without readily determinable fair values that:
Report NAV	Fair value, using NAV as a practical expedient	Changes in NAV, as a practical expedient to fair value

Do not report NAV	Cost, adjusted for observable price changes and impairments	Observable price changes	Impairments to reduce costs to fair value, which result in an adjusted cost basis and the differences between proceeds received upon disposition and adjusted or historical cost

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	52

Definitions and Reconciliations (continued)
September 30, 2019

For investments in privately held entities that do not report NAV per share, an observable price is a price observed in an orderly transaction for an identical or similar investment of the same issuer. Observable price changes result from, among other things, equity transactions for the same issuer executed during the reporting period, including subsequent equity offerings or other reported equity transactions related to the same issuer. For these transactions to be considered observable price changes of the same issuer, we evaluate whether these transactions have similar rights and obligations, including voting rights, distribution preferences, conversion rights, and other factors, to the investments we hold.

Investments in real estate

The following table reconciles our investments in real estate as of September 30, 2019:

(In thousands)	Investments in Real Estate
Gross investments in real estate	$16,185,461

Less: accumulated depreciation	(2,596,337)
Net investments in real estate – North America	13,589,124
Net investments in real estate – Asia	29,156
Investments in real estate	$13,618,280

The following table represents RSF of buildings in operation as of September 30, 2019, that will be redeveloped or replaced with new development RSF upon commencement of future construction:

Property/Submarket	RSF
Intermediate-term projects:
88 Bluxome Street/Mission Bay/SoMa	232,470
960 Industrial Road/Greater Stanford	110,000
99 A Street/Seaport Innovation District	8,715
351,185
Future projects:
219 East 42nd Street/New York City	349,947
4161 Campus Point Court/University Town Center	159,884
10260 Campus Point Drive/University Town Center	109,164
4110 Campus Point Drive/University Town Center	15,667
4045 Sorrento Valley Boulevard/Sorrento Valley	10,926
4075 Sorrento Valley Boulevard/Sorrento Valley	40,000
601 Dexter Avenue North/Lake Union	18,680
704,268
Total value-creation RSF currently included in rental properties	1,055,453

Joint venture financial information

We present components of balance sheet and operating results information related to our joint ventures, which are not presented, or intended to be presented, in accordance with GAAP. We present the proportionate share of certain financial line items as follows: (i) for each real estate joint venture that we consolidate in our financial statements, which are controlled by us through contractual rights or majority voting rights, but of which we own less than 100%, we apply the noncontrolling interest economic ownership percentage to each financial item to arrive at the amount of such cumulative noncontrolling interest share of each component presented; and (ii) for each real estate joint venture that we do not control and do not consolidate, and are instead controlled jointly or by our joint venture partners through contractual rights or majority voting rights, we apply our economic ownership percentage to each financial item to arrive at our proportionate share of each component presented.

The components of balance sheet and operating results information related to joint ventures do not represent our legal claim to those items. For each entity that we do not wholly own, the joint venture agreement generally determines what equity holders can receive upon capital events, such as sales or refinancing, or in the event of a liquidation. Equity holders are normally entitled to their respective legal ownership of any residual cash from a joint venture only after all liabilities, priority distributions, and claims have been repaid or satisfied.

We believe this information can help investors estimate the balance sheet and operating results information related to our partially owned entities. Presenting this information provides a perspective not immediately available from consolidated financial statements and one that can supplement an understanding of the joint venture assets, liabilities, revenues, and expenses included in our consolidated results.

The components of balance sheet and operating results information related to joint ventures are limited as an analytical tool as the overall economic ownership interest does not represent our legal claim to each of our joint ventures’ assets, liabilities, or results of operations. In addition, joint venture financial information may include financial information related to the unconsolidated real estate joint ventures that we do not control. We believe that in order to facilitate for investors a clear understanding of our operating results and our total assets and liabilities, joint venture financial information should be examined in conjunction with our consolidated statements of operations and balance sheets. Joint venture financial information should not be considered an alternative to our consolidated financial statements, which are prepared in accordance with GAAP.

Key items included in net income attributable to Alexandria’s common stockholders

We present a tabular comparison of items, whether gain or loss, that may facilitate a high-level understanding of our results and provide context for the disclosures included in this Supplemental Information, our most recent annual report on Form 10-K for the year ended December 31, 2018, and our subsequent quarterly reports on Form 10-Q. We believe such tabular presentation promotes a better understanding for investors of the corporate-level decisions made and activities performed that significantly affect comparison of our operating results from period to period. We also believe this tabular presentation will supplement for investors an understanding of our disclosures and real estate operating results. Gains or losses on sales of real estate and impairments of held for sale assets are related to corporate-level decisions to dispose of real estate. Gains or losses on early extinguishment of debt, gains or losses on early termination of interest rate hedge agreements, and preferred stock redemption charges are related to corporate-level financing decisions focused on our capital structure strategy. Significant realized and unrealized gains or losses on non-real estate investments and impairments of real estate and non-real estate investments are not related to the operating performance of our real estate assets as they result from strategic, corporate-level non-real estate investment decisions and external market conditions. Impairments of non-real estate investments are not related to the operating performance of our real estate as they represent the write-down of non-real estate investments when

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	53

Definitions and Reconciliations (continued)
September 30, 2019

their fair values decline below their respective carrying values due to changes in general market or other conditions outside of our control. Significant items, whether a gain or loss, included in the tabular disclosure for current periods are described in further detail in this Supplemental Information.

Lease accounting

On January 1, 2019, we adopted new lease accounting standards that set out the principles for the recognition, measurement, presentation, and disclosure of leases for both parties to a lease agreement (i.e., lessees and lessors). The new lease accounting standards did not result in material changes in the amount nor the timing of lease-related revenues that we recognized from our tenants. However, the new standards affected our financial statement presentation primarily in three specific areas.

Key differences between the prior accounting standard and the new lease accounting standards:

Prior to January 1, 2019, we classified rental revenues and tenant recoveries as separate line items on our consolidated statements of operations. Effective January 1, 2019, based on our election of a practical expedient, we are required to disclose the combined components of rental revenues and tenant recoveries as a single lease component, which is classified on our consolidated statements of operations as income from rentals. As a result, we do not disclose tenant recoveries as a separate GAAP revenue measure. Refer to “Tenant Recoveries” below for additional information on our definition of tenant recoveries revenue and its usefulness to investors.

The new lease accounting standard requires that lessors and lessees capitalize, as initial direct costs, only incremental costs of a lease that would not have been incurred if the lease had not been obtained. Effective January 1, 2019, costs that we incur to negotiate or arrange a lease, regardless of its outcome, such as for fixed employee compensation, tax, or legal advice to negotiate lease terms, and other costs, are expensed as incurred.

Under the package of practical expedients and optional transition method that we elected on January 1, 2019, we are not required to reassess whether initial direct leasing costs capitalized prior to the adoption of the new lease accounting standard in connection with the leases that commenced prior to January 1, 2019, qualify for capitalization under the new lease accounting standard. Therefore, we continue to amortize these initial direct leasing costs over the respective lease term.

In addition, the new lease accounting standards require companies to recognize a lease liability and a corresponding right-of-use asset on the consolidated balance sheets, and to represent the net present value of future rental payments related to operating leases in which we are the lessee. As a result, on January 1, 2019, we recognized a lease liability classified in accounts payable, accrued expenses, and other liabilities on our consolidated balance sheets, and a corresponding right‑of‑use asset included in other assets on our consolidated balance sheets, related to our ground leases existing as of January 1, 2019, for which we are the lessee. The net present value of the remaining future rental payments of our ground leases was calculated for each operating lease using the respective remaining lease term and a corresponding estimated incremental borrowing rate, which is the estimated interest rate that we would have to pay to borrow on a collateralized basis over a similar term for an amount equal to the lease payments.

Net cash provided by operating activities after dividends

Net cash provided by operating activities after dividends includes the deduction for distributions to noncontrolling interests. For purposes of this calculation, changes in operating assets and liabilities are excluded as they represent timing differences.

Net debt to Adjusted EBITDA and net debt and preferred stock to Adjusted EBITDA

Net debt to Adjusted EBITDA and net debt and preferred stock to Adjusted EBITDA are non-GAAP financial measures that we believe are useful to investors as supplemental measures in evaluating our balance sheet leverage. Net debt is equal to the sum of total consolidated debt less cash, cash equivalents, and restricted cash. Net debt and preferred stock is equal to the sum of net debt, as discussed above, plus preferred stock outstanding as of the end of the period. Refer to the definition of Adjusted EBITDA and Adjusted EBITDA margin for further information on the calculation of Adjusted EBITDA.

The following table reconciles debt to net debt, and to net debt and preferred stock, and computes the ratio of each to Adjusted EBITDA:

(Dollars in thousands)	9/30/19			6/30/19		3/31/19		12/31/18		9/30/18
Secured notes payable	$351,852			$354,186		$356,461		$630,547		$632,792
Unsecured senior notes payable	6,042,831			5,140,914		5,139,500		4,292,293		4,290,906
Unsecured senior line of credit	343,000			514,000		—		208,000		413,000
Unsecured senior bank term loan	—			347,105		347,542		347,415		347,306
Unamortized deferred financing costs	48,746			36,905		37,925		31,413		33,008
Cash and cash equivalents	(410,675)			(198,909)		(261,372)		(234,181)		(204,181)
Restricted cash	(42,295)			(39,316)		(54,433)		(37,949)		(29,699)
Net debt	$6,333,459			$6,154,885		$5,565,623		$5,237,538		$5,483,132

Net debt	$6,333,459			$6,154,885		$5,565,623		$5,237,538		$5,483,132
7.00% Series D Convertible Preferred Stock	57,461		(1)	57,461		57,461		64,336		74,386
Net debt and preferred stock	$6,390,920			$6,212,346		$5,623,084		$5,301,874		$5,557,518

Adjusted EBITDA:
– quarter annualized	$1,099,908			$1,063,056		$1,029,944		$968,888		$957,008
– trailing 12 months	$1,040,449			$1,004,724		$966,781		$937,906		$900,032
Net debt to Adjusted EBITDA:
– quarter annualized	5.8	x		5.8	x	5.4	x	5.4	x	5.7	x
– trailing 12 months	6.1	x		6.1	x	5.8	x	5.6	x	6.1	x
Net debt and preferred stock to Adjusted EBITDA:
– quarter annualized	5.8	x		5.8	x	5.5	x	5.5	x	5.8	x
– trailing 12 months	6.1	x		6.2	x	5.8	x	5.7	x	6.2	x

(1)	In October 2019, we completed the conversion of all 2.3 million outstanding shares of our Series D Convertible Preferred Stock into shares of our common stock.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	54

Definitions and Reconciliations (continued)
September 30, 2019

Net operating income, net operating income (cash basis), and operating margin

The following table reconciles net income (loss) to net operating income, and to net operating income (cash basis):

	Three Months Ended		Nine Months Ended
(Dollars in thousands)	9/30/19	9/30/18	9/30/19	9/30/18
Net (loss) income	$(36,003)	$219,359	$187,994	$421,424

Equity in earnings of unconsolidated real estate joint ventures	(2,951)	(40,718)	(5,359)	(42,952)
General and administrative expenses	27,930	22,660	79,041	68,020
Interest expense	46,203	42,244	128,182	117,256
Depreciation and amortization	135,570	119,600	404,094	352,671
Impairment of real estate	—	—	—	6,311
Loss on early extinguishment of debt	40,209	1,122	47,570	1,122
Investment loss (income)	63,076	(122,203)	(41,980)	(220,294)
Net operating income	274,034	242,064	799,542	703,558
Straight-line rent revenue	(27,394)	(20,070)	(79,835)	(75,960)
Amortization of acquired below-market leases	(5,774)	(5,220)	(20,976)	(16,588)
Net operating income (cash basis)	$240,866	$216,774	$698,731	$611,010

Net operating income (cash basis) – annualized	$963,464	$867,096	$931,641	$814,680

Net operating income (from above)	$274,034	$242,064	$799,542	$703,558
Total revenues	$390,484	$341,823	$1,123,182	$986,996
Operating margin	70%	71%	71%	71%

Net operating income is a non-GAAP financial measure calculated as net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, excluding equity in the earnings of our unconsolidated real estate joint ventures, general and administrative expenses, interest expense, depreciation and amortization, impairments of real estate, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, and investment income or loss. We believe net operating income provides useful information to investors regarding our financial condition and results of operations because it primarily reflects those income and expense items that are incurred at the property level. Therefore, we believe net operating income is a useful measure for investors to evaluate the operating performance of our consolidated real estate assets. Net operating income on a cash basis is net operating income adjusted to exclude the effect of straight-line rent and amortization of acquired above- and below-market lease revenue adjustments required by GAAP. We believe that net operating income on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent revenue and the amortization of acquired above- and below-market leases.

Furthermore, we believe net operating income is useful to investors as a performance measure for our consolidated properties because, when compared across periods, net operating income reflects trends in occupancy rates, rental rates, and operating costs, which provide a perspective not immediately apparent from net income or loss. Net operating income can be used to measure the initial stabilized yields of our properties by calculating net operating income generated by a property divided by our investment in the property. Net operating income excludes certain components from net income in order to provide results that are more closely related to the results of operations of our properties. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level rather than at the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort comparability of operating performance at the property level. Impairments of real estate have been excluded in deriving net operating income because we do not consider impairments of real estate to be property-level operating expenses. Impairments of real estate relate to changes in the values of our assets and do not reflect the current operating performance with respect to related revenues or expenses. Our impairments of real estate represent the write-down in the value of the assets to the estimated fair value less cost to sell. These impairments result from investing decisions or a deterioration in market conditions. We also exclude realized and unrealized investment income or loss, which results from investment decisions that occur at the corporate level related to non-real estate investments in publicly traded companies and certain privately held entities. Therefore, we do not consider these activities to be an indication of operating performance of our real estate assets at the property level. Our calculation of net operating income also excludes charges incurred from changes in certain financing decisions, such as losses on early extinguishment of debt, as these charges often relate to corporate strategy. Property operating expenses included in determining net operating income primarily consist of costs that are related to our operating properties, such as utilities, repairs, and maintenance; rental expense related to ground leases; contracted services, such as janitorial, engineering, and landscaping; property taxes and insurance; and property-level salaries. General and administrative expenses consist primarily of accounting and corporate compensation, corporate insurance, professional fees, office rent, and office supplies that are incurred as part of corporate office management. We calculate operating margin as net operating income divided by total revenues.

We believe that in order to facilitate for investors a clear understanding of our operating results, net operating income should be examined in conjunction with net income or loss as presented in our consolidated statements of operations. Net operating income should not be considered as an alternative to net income or loss as an indication of our performance, nor as an alternative to cash flows as a measure of our liquidity or our ability to make distributions.

Operating statistics

We present certain operating statistics related to our properties, including number of properties, RSF, occupancy percentage, leasing activity, and contractual lease expirations as of the end of the period. We believe these measures are useful to investors because they facilitate an understanding of certain trends for our properties. We compute the number of properties, RSF, occupancy percentage, leasing activity, and contractual lease expirations at 100% for all properties in which we have an investment, including properties owned by our consolidated and unconsolidated real estate joint ventures. For operating metrics based on annual rental revenue, refer to our discussion of annual rental revenue herein.

Same property comparisons

As a result of changes within our total property portfolio during the comparative periods presented, including changes from assets acquired or sold, properties placed into development or redevelopment, and development or redevelopment properties recently placed into service, the consolidated total income from rentals, as well as rental operating expenses in our operating results, can show significant changes from period to period. In order to supplement an evaluation of our results of operations over a given quarterly or annual period, we analyze the operating performance for all consolidated properties that were fully operating for the entirety of the comparative periods presented, referred to as same properties. We separately present quarterly and year-to-date same property results to align with the interim financial information required by the SEC in our management’s discussion and analysis of our financial condition and results of operations. These same properties are analyzed separately from properties acquired subsequent to the first day in the earliest comparable quarterly or year-to-date period presented, properties that underwent development or redevelopment at any time during the comparative periods, unconsolidated real estate joint ventures, properties classified as held for sale, and corporate entities (legal entities

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	55

Definitions and Reconciliations (continued)
September 30, 2019

performing general and administrative functions), which are excluded from same property results. Additionally, lease termination fees, if any, are excluded from the results of same properties.

The following table reconciles the number of same properties to total properties for the nine months ended September 30, 2019:

Development – under construction	Properties
279 East Grand Avenue	1
188 East Blaine Street	1
9800 Medical Center Drive	1
9950 Medical Center Drive	1
Alexandria District for Science and Technology	2
201 Haskins Way	1
1165 Eastlake Avenue East	1
8

Development – placed into service after January 1, 2018	Properties
100 Binney Street	1
399 Binney Street	1
213 East Grand Avenue	1
3

Redevelopment – under construction	Properties
Alexandria Center® for AgTech, Phase I	1
266 and 275 Second Avenue	2
Alexandria Center® – Long Island City	1
945 Market Street	1
3160 Porter Drive	1
6

Redevelopment – placed into service after January 1, 2018	Properties
9625 Towne Centre Drive	1
Alexandria PARC	4
681 Gateway Boulevard	1
9900 Medical Center Drive	1
7

Acquisitions after January 1, 2018	Properties
100 Tech Drive	1
219 East 42nd Street	1
Summers Ridge Science Park	4
2301 5th Avenue	1
9704, 9708, 9712, and 9714 Medical Center Drive	4
9920 Belward Campus Drive	1
21 Firstfield Road	1
25, 35, 45, 50, and 55 West Watkins Mill Road	5
10260 Campus Point Drive and 4161 Campus Point Court	2
99 A Street	1
3170 Porter Drive	1
Shoreway Science Center	2
3911, 3931, and 4075 Sorrento Valley Boulevard	3
260 Townsend Street	1
5 Necco Street	1
601 Dexter Avenue North	1
4224/4242 Campus Point Court and 10210 Campus Point Drive	3
Other	9
	42

Unconsolidated real estate JVs	6
Properties held for sale	2
Total properties excluded from same properties	74
Same properties	195	(1)
Total properties in North America as of September 30, 2019	269

(1)
Includes 9880 Campus Point Drive and 3545 Cray Court. The 9880 Campus Point Drive building was occupied through January 2018 and is currently in active development and 3545 Cray Court is currently undergoing renovations.

Stabilized occupancy date

The stabilized occupancy date represents the estimated date on which the project is expected to reach occupancy of 95% or greater.

Tenant recoveries

Tenant recoveries represent revenues comprising reimbursement of real estate taxes, insurance, utilities, repairs and maintenance, common area expenses, and other operating expenses and earned in the period during which the applicable expenses are incurred and the tenant’s obligation to reimburse us arises.

On January 1, 2019, we adopted a new lease accounting standard, among other practical expedients and policies, and elected the single component accounting policy. As a result of our election of the single component accounting policy, we account for rental revenues and tenant recoveries generated through the leasing of real estate assets that qualify for this policy as a single component and classify associated revenue in income from rentals in our consolidated statements of operations. Prior to the adoption of the new lease accounting standard, we presented rental revenues and tenant recoveries separately in our consolidated statements of operations. We continue to provide investors with a separate presentation of rental revenues and tenant recoveries in the “Same Property Performance” section of this Supplemental Information because we believe it promotes investors’ understanding of the changes in our operating results. We believe that the presentation of tenant recoveries is useful to investors as a supplemental measure of our ability to recover operating expenses under our triple net leases, including recoveries of utilities, repairs and maintenance, insurance, property taxes, common area expenses, and other operating expenses, and of our ability to mitigate the effect to net income for any significant variability to components of our operating expenses.

The following table reconciles income from rentals to tenant recoveries:

	Three Months Ended					Nine Months Ended
(In thousands)	9/30/19	6/30/19	3/31/19	12/31/18	9/30/18	9/30/19	9/30/18
Income from rentals	$385,776	$371,618	$354,749	$337,785	$336,547	$1,112,143	$976,996
Rental revenues	(293,182)	(289,625)	(274,563)	(260,102)	(255,496)	(857,370)	(750,616)
Tenant recoveries	$92,594	$81,993	$80,186	$77,683	$81,051	$254,773	$226,380

Total equity market capitalization

Total equity market capitalization is equal to the sum of outstanding shares of 7.00% Series D cumulative convertible preferred stock (“Series D Convertible Preferred Stock”) and common stock multiplied by the related closing price of each class of security at the end of each period presented.

Total market capitalization

Total market capitalization is equal to the sum of total equity market capitalization and total debt.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	56

Definitions and Reconciliations (continued)
September 30, 2019

Unencumbered net operating income as a percentage of total net operating income

Unencumbered net operating income as a percentage of total net operating income is a non-GAAP financial measure that we believe is useful to investors as a performance measure of the results of operations of our unencumbered real estate assets as it reflects those income and expense items that are incurred at the unencumbered property level. Unencumbered net operating income is derived from assets classified in continuing operations, which are not subject to any mortgage, deed of trust, lien, or other security interest, as of the period for which income is presented.

The following table summarizes unencumbered net operating income as a percentage of total net operating income:

	Three Months Ended
(Dollars in thousands)	9/30/19	6/30/19	3/31/19	12/31/18	9/30/18
Unencumbered net operating income	$259,128	$251,397	$243,191	$213,285	$213,107
Encumbered net operating income	14,906	16,770	14,150	29,496	28,957
Total net operating income	$274,034	$268,167	$257,341	$242,781	$242,064
Unencumbered net operating income as a percentage of total net operating income	95%	94%	95%	88%	88%

Weighted-average interest rate for capitalization of interest

The weighted-average interest rate required for calculating capitalization of interest pursuant to GAAP represents a weighted-average rate based on the rates applicable to borrowings outstanding during the period, including expense/income related to our interest rate hedge agreements, amortization of loan fees, amortization of debt premiums (discounts), and other bank fees. A separate calculation is performed to determine our weighted-average interest rate for capitalization for each month. The rate will vary each month due to changes in variable interest rates, outstanding debt balances, the proportion of variable-rate debt to fixed-rate debt, the amount and terms of interest rate hedge agreements, and the amount of loan fee and premium (discount) amortization.

The following table presents the weighted-average interest rate for capitalization of interest:

	Three Months Ended
	9/30/19	6/30/19	3/31/19	12/31/18	9/30/18
Weighted-average interest rate for capitalization of interest	4.00%	4.14%	3.96%	4.01%	4.06%

Weighted-average shares of common stock outstanding – diluted

From time to time, we enter into capital market transactions, including forward equity sales agreements (“Forward Agreements”), to fund acquisitions, fund construction of our highly leased development and redevelopment projects, and for general working capital purposes. We are required to consider the potential dilutive effect of our forward equity sales agreements under the treasury stock method while the forward equity sales agreements are outstanding. As of September 30, 2019, we had Forward Agreements outstanding to sell an aggregate of 7.0 million shares of common stock, including 3.3 million shares expiring in June 2020 and 3.7 million shares expiring in July 2020.

Prior to the conversion of our remaining outstanding shares in October 2019, we considered the effect of assumed conversion of our outstanding 7.00% Series D Convertible Preferred Stock when determining potentially dilutive incremental shares to our common stock. When calculating the assumed conversion, we add back to net income or loss the dividends paid on our Series D Convertible Preferred Stock to the numerator and then include additional common shares assumed to have been issued (as displayed in the table below) to the denominator of the per share calculation. The effect of the assumed conversion is considered separately for our per share calculations of net income or loss; funds from operations, computed in accordance with the definition in the Nareit White Paper; and funds from operations, as adjusted. Prior to the conversion of our remaining outstanding shares in October 2019, our Series D Convertible Preferred Stock was dilutive and assumed to be converted when quarterly and annual basic EPS, funds from operations, or funds from operations, as adjusted, exceeded approximately $1.75 and $7.00 per share, respectively, subject to conversion ratio adjustments and the impact of repurchases of our Series D Convertible Preferred Stock. The effect of the assumed conversion was included when it was dilutive on a per share basis. The dilutive effect to both numerator and denominator may result in a per share effect of less than a half cent, which would appear as zero in our per share calculation, even when the dilutive effect to the numerator alone appears in our reconciliation.

The weighted-average shares of common stock outstanding used in calculating EPS – diluted, FFO per share – diluted, and FFO per share – diluted, as adjusted, during each period are calculated as follows:

	Three Months Ended					Nine Months Ended
(In thousands)	9/30/19	6/30/19	3/31/19	12/31/18	9/30/18	9/30/19	9/30/18

Basic shares for EPS	112,120	111,433	111,054	106,033	104,179	111,540	101,991
Forward Agreements	—	68	—	—	462	172	363
Series D Convertible Preferred Stock	—	—	—	—	744	—	—
Diluted shares for EPS	112,120	111,501	111,054	106,033	105,385	111,712	102,354

Basic shares for EPS	112,120	111,433	111,054	106,033	104,179	111,540	101,991
Forward Agreements	442	68	—	211	462	172	363
Series D Convertible Preferred Stock	—	576	581	—	744	—	743
Diluted shares for FFO	112,562	112,077	111,635	106,244	105,385	111,712	103,097

Basic shares for EPS	112,120	111,433	111,054	106,033	104,179	111,540	101,991
Forward Agreements	442	68	—	211	462	172	363
Series D Convertible Preferred Stock	—	—	—	—	—	—	—
Diluted shares for FFO, as adjusted	112,562	111,501	111,054	106,244	104,641	111,712	102,354

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2019	57